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                                 TABLE OF CONTENTS

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
1.   APPENDICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     2.1. ACCEPTANCE DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.2. AFFILIATE . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.3. DOCUMENTATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.4. LICENSED MATERIALS . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.5. PRODUCT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.6. SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.7. SOFTWARE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.8. SOURCE CODE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.9. SYSTEM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.10. WORK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

3.   AGREEMENT TO PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     3.1. SCOPE OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     3.2. TERM OF AGREEMENT ("TERM"). . . . .. . . . . . . . . . . . . . . . . . . .2
     3.3. INTERRELATIONSHIP WITH ORDERS AND APPENDICES . . . . . . . . . . . . . . .3
     3.4. NON-EXCLUSIVE MARKET RIGHTS. . . . . . . . . . . . . . . . . . . . . . . .3

4.   SPECIFICATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

     4.1. SPECIFICATIONS AND DRAWINGS. . . . . . . . . . . . . . . . . . . . . . . .3

5.   PRICES AND TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . .3

     5.1. PRICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
       5.1.A. Pricing . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . .3
       5.1.B. Increase During Term . . . . . . . . . . . . . . . . . . . . . . . . .3
       5.1.C. Reductions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
       5.1.D. Continuous Improvement . . . . . . . . . . . . . . . . . . . . . . . .4
       5.1.E. New Technology Replacement . . . . . . . . . . . . . . . . . . . . . .4
       5.1.F. New Technology Additions . . . . . . . . . . . . . . . . . . . . . . .4
       5.1.G. BELL ATLANTIC-Requested Enhancements . . . . . . . . . . . . . . . . .4
     5.2. TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
       5.2.A. PRODUCT and SOFTWARE . . . . . . . . . . . . . . . . . . . . . . . . .4
       5.2.B. Engineering SERVICES . . . . . . . . . . . . . . . . . . . . . . . . .5
       5.2.C. All other SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . .5
     5.3. DISCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     5.4. BILLING VERIFICATION AND AUTHORIZATION FOR PAYMENT PROCESS ("BVAPP") . . .5

6.   ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     6.1. ASSIGNMENT BY BELL ATLANTIC. . . . . . . . . . . . . . . . . . . . . . . .5
     6.2. ASSIGNMENT BY SUPPLIER. . .. . . . . . . . . . . . . . . . . . . . . . . .5
     6.3. PROHIBITED ASSIGNMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .5

7.   TITLE; INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . .6

     7.1. PUBLICITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     7.2. PRODUCT MARKINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     7.3. INFORMATION AND INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . .6
       7.3.A. Information Defined. . . . . . . . . . . . . . . . . . . . . . . . . .6
       7.3.B. ADA Information. . . . . . . . . . . . . . . . . . . . . . . . . . . .
       7.3.C. BA Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
       7.3.D. Work Product . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     7.4. LICENSED MATERIALS.. . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     7.5. PROHIBITED USES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     7.6. ACCESS TO WORK IN PROGRESS.. . . . . . . . . . . . . . . . . . . . . . . .9
     7.7. TITLE AND RISK OF LOSS.. . . . . . . . . . . . . . . . . . . . . . . . . .9
     7.8. QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9


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
     7.9. INFRINGEMENT OF PATENTS, COPYRIGHTS, AND TRADEMARKS. . . . . . . . . . . .9

8.   PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

     8.1. SUPPLIER COMPREHENSIVE RESPONSIBILITIES FOR OVERALL PERFORMANCE. . . . . 10
     8.2. PERFORMANCE STANDARDS. . . . . . . . . . . . . . . . . . . . . . . . . . 10

9.   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     9.1. TERMINATION  FOR  CAUSE. . . . . . . . . . . . . . . . . . . . . . . . . 11
     9.2. TERMINATION WITHOUT CAUSE  . . . . . . . . . . . . . . . . . . . . . . . 11
     9.3. TERMINATION FOR  INSOLVENCY, BANKRUPTCY, ASSIGNMENT,  EXPROPRIATION,
     AND/OR LIQUIDATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     9.4. RIGHTS IN TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . 11

10.  DELIVERY AND SHIPPING . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

     10.1. FOB POINT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     10.2. COSTS AND ROUTING . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     10.3. SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
       10.3.A. Schedules ARO . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
       10.3.B. Accelerated Schedules . . . . . . . . . . . . . . . . . . . . . . . 12
       10.3.C. Notice of Delivery. . . . . . . . . . . . . . . . . . . . . . . . . 12
       10.3.D. Keeping Schedules . . . . . . . . . . . . . . . . . . . . . . . . . 12
     10.4. SHIPPING AND BILLING. . . . . . . . . . . . . . . . . . . . . . . . . . 12
     10.5. SHIPPING SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     10.6. NOTICE OF DELAY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

11.  ORDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

     11.1. ORDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     11.2. VARIATION IN QUANTITY . . . . . . . . . . . . . . . . . . . . . . . . . 13
     11.3. TERMINATION OF ORDER. . . . . . . . . . . . . . . . . . . . . . . . . . 13
     11.4. CHANGE ORDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
       11.4.A. Request and Issuance. . . . . . . . . . . . . . . . . . . . . . . . 14
       11.4.B. Adjustment Limitations. . . . . . . . . . . . . . . . . . . . . . . 14
       11.4.C. BELL ATLANTIC Assistance/Advice . . . . . . . . . . . . . . . . . . 14
       11.4.D. Request for Information . . . . . . . . . . . . . . . . . . . . . . 14
     11.5. STOP WORK ORDER.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
       11.5.A. Issuance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
       11.5.B. Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
       11.5.C. Cancellation or Expiration. . . . . . . . . . . . . . . . . . . . . 15
       11.5.D. Termination of Work . . . . . . . . . . . . . . . . . . . . . . . . 15

12.  QUALITY ASSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

     12.1. QUALITY SYSTEM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     12.2. QUALITY PERFORMANCE REPORTING . . . . . . . . . . . . . . . . . . . . . 16
     12.3. SOURCE INSPECTION.. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     12.4. PACKING.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     12.5. MARKING.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     12.6. TECHNICAL SUPPORT.. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
       12.6.A. Full Customer Support During Engineering, Installation and
       Conversion Periods. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
       12.6.B. Customer Support Post Acceptance. . . . . . . . . . . . . . . . . . 17
     12.7. ENGINEERING COMPLAINTS. . . . . . . . . . . . . . . . . . . . . . . . . 18
     12.8. CHANGES TO PRODUCT OR SOFTWARE CHANGE NOTICES ("PCNS"). . . . . . . . . 19
     12.9. REPAIRS AND REPLACEMENT . . . . . . . . . . . . . . . . . . . . . . . . 19
       12.9.A. Repair And Replacement Procedures . . . . . . . . . . . . . . . . . 19
       12.9.B. Pre-Acceptance. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       12.9.C. In Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       12.9.D. Out Of Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . 21
       12.9.E. Emergency "Out Of Service" Conditions . . . . . . . . . . . . . . . 21
     12.10. DETAIL ENGINEERING, OFFICE RECORDS . . . . . . . . . . . . . . . . . . 22
     12.11. INSTALLATION BY SUPPLIER . . . . . . . . . . . . . . . . . . . . . . . 22
     12.12. INSTALLATION BY BELL ATLANTIC, ITS AFFILIATES OR AFFILIATE'S AGENTS. . 22

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
       12.12.A. Installation Interval and Documentation. . . . . . . . . . . . . . 22
       12.12.B. Installation Procedures. . . . . . . . . . . . . . . . . . . . . . 22
     12.13. ACCEPTANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     12.14. INFORMATION KEPT CURRENT . . . . . . . . . . . . . . . . . . . . . . . 23
     12.15. CORRECTIVE ACTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     12.16. CONTINUOUS IMPROVEMENT PLAN [SOFTWARE QUALITY IMPROVEMENT PLAN
     ("SQIP"). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

13.  WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

     13.1. WARRANTY OF TITLE . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     13.2. PRODUCT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     13.3. SOFTWARE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     13.4. WARRANTY PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
       13.4.A. Commencement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
       13.4.B. PRODUCT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
       13.4.C. SOFTWARE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
       13.4.D. Third Party PRODUCTS and SOFTWARE . . . . . . . . . . . . . . . . . 25
       13.4.E. Consumable Components . . . . . . . . . . . . . . . . . . . . . . . 25
       13.4.F. Identical SYSTEM(s), PRODUCT, or SOFTWARE . . . . . . . . . . . . . 25
       13.4.G. Extension for non-conforming PRODUCT or SOFTWARE. . . . . . . . . . 25
     13.5. YEAR 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
       13.5.A. SOFTWARE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
       13.5.B. SYSTEMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     13.6. ILLICIT CODE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     13.7. SERVICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     13.8. EMPLOYEES AND SUBCONTRACTORS BOUND. . . . . . . . . . . . . . . . . . . 26
     13.9. LIMITATIONS ON WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . 26

14.  COMPLIANCE WITH REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . 27

     14.1. COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . . . . . . 27
     14.2. RADIO FREQUENCY ENERGY STANDARDS. . . . . . . . . . . . . . . . . . . . 27
     14.3. REGISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     14.4. GOVERNMENT CONTRACT PROVISIONS. . . . . . . . . . . . . . . . . . . . . 28
     14.5. ENVIRONMENTAL COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . 28
     14.6. HAZARDOUS CHEMICAL INFORMATION. . . . . . . . . . . . . . . . . . . . . 28
     14.7. OCCUPATIONAL SAFETY AND HEALTH ACT (O.S.H.A.) . . . . . . . . . . . . . 28
     14.8. EXPORT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

15.  WORKAROUND. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

     15.1. SCHEDULING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

16.  DOCUMENTATION AND RECORD KEEPING. . . . . . . . . . . . . . . . . . . . . . . 29

     16.1. DOCUMENTATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     16.2. PERIODIC REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     16.3. RECORDS AND AUDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

17.  PROFESSIONAL SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

     17.1. TRAINING SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     17.2. CONSULTING SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . 31

18.  SUPPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

     18.1. CONTINUING AVAILABILITY . . . . . . . . . . . . . . . . . . . . . . . . 31
     18.2. EXTRAORDINARY SUPPORT . . . . . . . . . . . . . . . . . . . . . . . . . 31
     18.3. REGULATORY ASSISTANCE . . . . . . . . . . . . . . . . . . . . . . . . . 32

19.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

     19.1. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     19.2. CHOICE OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     19.3. MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES . . . . . . . . . . . . . 32
     19.4. TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     19.5. SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

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
     19.6. NON-WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     19.7. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     19.8. FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     19.9. MOST FAVORED CUSTOMER . . . . . . . . . . . . . . . . . . . . . . . . . 33
     19.10. RELEASES VOID. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     19.11. ALTERNATE DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . . . 34
       19.11.A. Referral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
       19.11.B. Mediation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     19.12. INDEPENDENT OBLIGATION OF SUPPLIER TO CONTINUE PERFORMANCE . . . . . . 35
     19.13. LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     19.14. INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     19.15. IMPLEADER AND LIMITED LIABILITY OF BELL ATLANTIC . . . . . . . . . . . 36
     19.16. WORK PERFORMED ON BELL ATLANTIC PREMISES . . . . . . . . . . . . . . . 36
       19.16.A. Clean Up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
       19.16.B. Harmony. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
       19.16.C. Plant And Work Rules . . . . . . . . . . . . . . . . . . . . . . . 36
       19.16.D. Right Of Access. . . . . . . . . . . . . . . . . . . . . . . . . . 36
       19.16.E. Tools And Equipment. . . . . . . . . . . . . . . . . . . . . . . . 36
       19.16.F. Work Hereunder . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     19.17. RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     19.18. HEADINGS AND CAPTIONS
     20.0 NPRM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

21.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

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                                                                  Page 1 of 38

BELL ATLANTIC and APPLIED DIGITAL ACCESS  (ADA) AGREEMENT

THIS AGREEMENT ("AGREEMENT") is entered into this March 1, 1998 (the "Effective
Date") by and between Telesector Resources Group, Inc., a Delaware corporation with offices at 240 E. 38th Street, New York, N.Y. 10016, on behalf of itself and for the benefit of its AFFILIATES, (hereinafter collectively referred to as "BELL ATLANTIC") and Applied Digital Access, Inc. with offices at 9855 Scranton
Road, San Diego, CA  92121 (hereinafter referred to as "SUPPLIER").  Under the
AGREEMENT, BELL ATLANTIC agrees to purchase and SUPPLIER agrees to sell SYSTEMS, PRODUCT, SERVICES and DOCUMENTATION and to license SOFTWARE when ordered by BELL
ATLANTIC in accordance with the terms and conditions stated in this AGREEMENT.

NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, and intending to be legally bound, the parties agree as follows:


1. APPENDICES

     The following appendices are attached hereto and are hereby made a part of this AGREEMENT:

         Appendix         Title

            A        Prices, Schedules, Discounts
            B        Documentation
            C        Specifications
            D        Training
            E        Engineering, Installation and Installation Support
            F        Intentionally Omitted
            G        Intentionally Omitted
            H        BVAPP
            I        Quality Exceptions
            J        Software Upgrade Program
            K        Diversified Supplier Second Tier Report Form
            L        Sample Non-Disclosure
            M        CTS/T3AS NPRM Support Matrix

2. DEFINITIONS

     2.1. ACCEPTANCE DATE

     ACCEPTANCE DATE shall mean the day the applicable PRODUCT successfully completes all acceptance requirements provided for in this AGREEMENT and any applicable ORDER.

     2.2. AFFILIATE

     AFFILIATE means, at any time, and with respect to any corporation, person or other entity (a) any other corporation that at such time, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first corporation, person or other entity; or (b) any other corporation, person or other entity beneficially owning or holding, directly or indirectly, 25% or more of any class of voting or equity interests of the first corporation or any subsidiary or any corporation of which the first corporation and its subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 25% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, person or other entity whether through the ownership of voting securities, or by contract or otherwise.

     2.3. DOCUMENTATION

     DOCUMENTATION shall mean the written materials, drawings, and specifications provided by SUPPLIER associated with a PRODUCT that are more fully described or referenced on Exhibit B, that include but are not limited to, descriptions of planning, installation, engineering, use, test, maintenance, analysis, repair, operation, and acceptance testing of the SYSTEM, together with any and all modifications, revisions, additions, improvements or enhancements made generally available by SUPPLIER from time to time.

     2.4. LICENSED MATERIALS

     LICENSED MATERIALS shall mean the SOFTWARE and the firmware or internal code fixed in, or otherwise incident to, the PRODUCT, for which licenses are granted by SUPPLIER under this AGREEMENT.

     2.5. PRODUCT

     PRODUCT shall mean any or all hardware, components, materials, apparatus, documentation and LICENSED MATERIALS as specified in this AGREEMENT or in an ORDER, or which are integral to, or associated with the acceptable functioning and performance of SUPPLIER's SYSTEM, which may be ordered hereunder from SUPPLIER by BELL ATLANTIC.

     2.6. SERVICES

     SERVICES shall mean the SUPPLIER's system engineering, installation, installation support, technical support, emergency technical assistance, training, and other related SERVICES which may be ordered hereunder, including, without limitation, those set forth or otherwise identified in the Appendices to this AGREEMENT.

     2.7. SOFTWARE

     SOFTWARE shall mean a program, or programs, consisting of machine readable logical instructions and tables of information, including, without limitation, those set forth or otherwise identified in all Appendices to this AGREEMENT, which guide the functioning of a processor and which provide BELL ATLANTIC with the functional and operational performance capabilities and capacities or as may be identified in any ORDER, associated Appendices or other document or attachments associated with the ORDER. Such programs include, but are not limited to, control programs, application programs, operating SYSTEM programs, base-feature programs, optional-feature programs, and other programs related to the operation, administration and/or support of PRODUCT.

     2.8. SOURCE CODE

     SOURCE CODE shall mean a computer program in the form of high-level language that generally is not directly executable by a processor.

     2.9. SYSTEM

     SYSTEM shall mean the PRODUCT(S) and SOFTWARE of, and associated with, SUPPLIER's system, functioning together, performing and interoperating as a fully integrated and efficient whole with itself and with specified other network elements and other facilities and equipment in the BELL ATLANTIC network in accordance with the requirements and specifications incident to this AGREEMENT or any ORDER(s) issued pursuant to this AGREEMENT, including, without limitation, those set forth or otherwise identified in all Appendices to this AGREEMENT.

     2.10. WORK

     WORK shall mean the provision of SYSTEMs, PRODUCT, SOFTWARE, and DOCUMENTATION and the performance of SERVICES incident to this AGREEMENT or any ORDER(s) issued pursuant to this AGREEMENT, including, without limitation, those set forth or otherwise identified in all Appendices to this AGREEMENT.

3. AGREEMENT TO PURCHASE

     3.1. SCOPE OF AGREEMENT

     BELL ATLANTIC agrees to purchase and SUPPLIER agrees to sell, SYSTEM(S), PRODUCT(S), SERVICES and DOCUMENTATION and to license SOFTWARE, when ordered by BELL ATLANTIC in accordance with the terms and conditions stated in this AGREEMENT at the prices identified in Appendix A, hereto,
     entitled PRICES, SCHEDULES, DISCOUNTS.   This is an "as ordered"
     agreement. This Agreement is not intended and shall not be construed as a commitment on the part of BELL ATLANTIC to purchase any SYSTEMS, PRODUCT(S) or SERVICES, or to purchase a license to any SOFTWARE and RELATED DOCUMENTATION from SUPPLIER.

     3.2. TERM OF AGREEMENT ("TERM")

     This AGREEMENT shall commence on March 1, 1998 and, unless otherwise terminated pursuant to the provisions of this AGREEMENT, shall continue until February 28, 2001. BELL ATLANTIC shall have the option to extend the AGREEMENT for successive terms of one (1) year by giving written notice to SUPPLIER at least thirty (30) days prior to February 28, 2001 or the applicable succeeding anniversary date, which shall be the effective date of termination, or unless otherwise terminated as provided herein. This AGREEMENT shall be effective for SYSTEMS,

     PRODUCTS, SOFTWARE, SERVICES, DOCUMENTATION, and LICENSED MATERIALS ordered by BELL ATLANTIC during the Term and any extension thereof.

     3.3. INTERRELATIONSHIP WITH ORDERS AND APPENDICES

     Whenever the provisions of an ORDER conflict with the provisions of this AGREEMENT, the typewritten provisions of the ORDER which have been mutually agreed upon by the parties in writing and which are not pre-printed as part of a form shall control and take precedence over the conflicting provisions of this AGREEMENT, but only for purposes of such ORDER and, except for the conflicting provisions of such ORDER, the terms and conditions of this AGREEMENT shall not be deemed to be amended, modified, canceled, or waived. Conflicting pre-printed provisions on the reverse or front of the forms belonging to either party shall be deemed deleted. In the event of any conflict between this AGREEMENT and the Appendices attached hereto, the following order of precedence is provided: a) this AGREEMENT, (b) Appendix A, (c) Appendix J, (d) Appendix D, (e) Appendix B, (f) Appendix C, (g) Appendix E, (h) Appendix H, (i) Appendix I (j) Appendix K, (k) Appendix L and
     (l) Appendix M.

     3.4. NON-EXCLUSIVE MARKET RIGHTS

     It is expressly understood and agreed that this AGREEMENT neither grants to SUPPLIER an exclusive privilege to sell or provide to BELL ATLANTIC any or all PRODUCTS or SERVICES of the type described in this AGREEMENT which BELL ATLANTIC may require, nor does it require the purchase of any SYSTEM, PRODUCTS, SOFTWARE, DOCUMENTATION, LICENSED MATERIALS, or SERVICES from SUPPLIER by BELL ATLANTIC. SUPPLIER understands and agrees that BELL ATLANTIC is free to and may contract with other manufacturers and suppliers for the procurement of comparable products.

4. SPECIFICATIONS

     4.1. SPECIFICATIONS AND DRAWINGS

     SUPPLIER's standard commercial and/or technical specifications (including drawings) or other applicable documentation referenced or listed in Appendix C hereto, entitled SPECIFICATIONS (collectively "SPECIFICATIONS") relating to the SYSTEM, PRODUCT, SERVICES, DOCUMENTATION and LICENSED MATERIALS provided hereunder , as may be amended and approved by BELL ATLANTIC, shall be considered a part of this AGREEMENT. Upon request, SUPPLIER agrees to provide BELL ATLANTIC, at no charge, a total of *copies of all such SPECIFICATIONS and approved amendments thereto, as issued.

5. PRICES AND TERMS OF PAYMENT

     5.1. PRICES

          5.1.A. PRICING

          SYSTEMS, PRODUCTS, SOFTWARE, SERVICES, DOCUMENTATION and LICENSED MATERIALS will be furnished by SUPPLIER in accordance with the prices stated in APPENDIX A hereof, entitled PRICES, SCHEDULES, DISCOUNTS. All costs and prices identified are inclusive of Appendices A through J as well as all terms and conditions of this AGREEMENT. Such prices shall be applicable to ORDERs issued to SUPPLIER by BELL ATLANTIC(s) at the location and by the method agreed to by the parties. SUPPLIER's price list for SOFTWARE in APPENDIX A hereto, entitled PRICES, SCHEDULES, DISCOUNTS must differentiate between operating system SOFTWARE and applications SOFTWARE according to the FCC mandated Uniform SYSTEM of Accounts,
          Part 32 of the FCC Rules and Regulations.

          5.1.B. INCREASE DURING TERM

          For a period of three (3) years after the initial Effective Date, SUPPLIER shall not increase prices for any SYSTEMS, PRODUCT, SOFTWARE, SERVICES, DOCUMENTATION and LICENSED MATERIALS specified in Appendix A. *However, SUPPLIER must reserve the right to review its prices based on unexpected changes in parts costs and availability. If there is a documented need to increase prices for the renewal period, SUPPLIER will provide thirty (30) days advance written notice of any price increase including documentation and an explanation for the increase. Any active and valid proposal(s) shall be honored.. Price increases for any SYSTEM, PRODUCT, SOFTWARE, SERVICES, DOCUMENTATION or LICENSED MATERIALS shall not occur more frequently than *every *.

          5.1.C. REDUCTIONS

          Price reductions may be initiated by SUPPLIER at any time.




          * Confidential portion has been omitted and filed separately with the Secretary of the Commission.

          5.1.D. CONTINUOUS IMPROVEMENT

          SUPPLIER and BELL ATLANTIC shall identify areas in which SUPPLIER shall seek to attain improvement in cost, quality, pricing and service over the term of this AGREEMENT ("Continuous Improvement"). SUPPLIER shall use commercially reasonable efforts to afford BELL ATLANTIC the ability to realize the benefits of such improvement including price reductions. SUPPLIER and BELL ATLANTIC will meet at least once every three months to assess SUPPLIER's progress towards implementation of Continuous Improvement.

          5.1.E. NEW TECHNOLOGY REPLACEMENT

          BELL ATLANTIC and SUPPLIER recognize that SUPPLIER may develop and market new PRODUCTS ("New Technology") that are designed to enhance or replace the PRODUCTS provided for in this AGREEMENT. SUPPLIER agrees to include the New Technology as part of its PRODUCT offerings within the terms provided for in this AGREEMENT, subject to the following:

          1. New Technology shall only be furnished to BELL ATLANTIC pursuant to a written amendment hereto and in accordance with Section 11.4, entitled CHANGE ORDERS, except that price reductions may be made at any time.

          2. New Technology shall be priced at the same or lower price for comparable, or substitute features and functionality, as the replaced PRODUCT or SOFTWARE in accordance with the mutual goal of Continuous Improvement.

          3. In the event New Technology will cause the SUPPLIER to incur greater per-unit costs compared to current PRODUCTS but will offer substantially increased capacity or features such that SUPPLIER believes a price increase is justified, then:

               3.a. SUPPLIER shall provide to BELL ATLANTIC a written detailed explanation of such proposed price increase including a breakdown of the additional costs incurred by the SUPPLIER in providing such PRODUCTS and how such additional features or capacity shall help reach the goal of Continuous Improvement.

               3.b. SUPPLIER shall ensure continued availability of the current PRODUCTS or PRODUCTS of similar functionality during the Term at the same or lower price as stated in Appendix A, entitled PRICES, SCHEDULES and DISCOUNTS (as such price may have been adjusted in accordance with the terms of this Agreement), unless otherwise agreed to pursuant to a written amendment to this AGREEMENT.

          4. All such proposed changes to Appendix A hereto, entitled PRICES, SCHEDULES, DISCOUNTS, relating to New Technology shall be subject to BELL ATLANTIC's written consent evidenced by a written amendment to this AGREEMENT which shall not be unreasonably withheld or delayed.

          5.1.F.  NEW TECHNOLOGY ADDITIONS

          SUPPLIER may propose the addition of New Technology to Appendix A hereto which is not intended to replace or upgrade current PRODUCT ("New Technology Addition"). SUPPLIER shall provide a detailed written explanation of how such New Technology Addition will meet the joint goal of Continuous Improvement. All proposed New Technology Additions shall only be furnished to BELL ATLANTIC pursuant to a written amendment to this AGREEMENT or pursuant to a separate written agreement between the parties.

          5.1.G.  BELL ATLANTIC-REQUESTED ENHANCEMENTS

          BELL ATLANTIC shall have the right, from time to time, to request SUPPLIER to develop enhancements to the System ("Enhancements") by providing SUPPLIER with written notice of its request and a description of the requested Enhancement. The parties agree to negotiate in good faith, the terms of any such development, including, without limitation, the rights that BELL ATLANTIC shall have in the Enhancement, if any, and BELL ATLANTIC's payment of development fees, to be set forth in a definitive written agreement. Nothing in this Agreement shall restrict SUPPLIER's development and/or licensing of any technology for third parties or obligate either party to negotiate for more than ninety (90) days.

     5.2.  TERMS OF PAYMENT

          5.2.A.  PRODUCT AND SOFTWARE

          SUPPLIER's invoice for PRODUCT and/or SOFTWARE shall be paid net thirty (30) days from receipt of invoice, but in no event shall invoice be dated prior to shipment of PRODUCT and/or SOFTWARE by BELL ATLANTIC.

          5.2.B.  ENGINEERING SERVICES

          SUPPLIER's invoice for engineering SERVICES shall be paid net thirty (30) days from receipt of invoice, but in no event shall invoice be dated prior to completion and acceptance of engineering SERVICES and delivery of the job specifications(s) to BELL ATLANTIC.

          5.2.C.  ALL OTHER SERVICES

          SUPPLIER's invoice for all other SERVICES shall be paid net thirty
          (30) days from receipt of invoice, but in no event shall invoice be dated prior to the completion and acceptance of such SERVICES.

     5.3.  DISCOUNTS

     SUPPLIER agrees to grant BELL ATLANTIC the discounts set forth in the section of Appendix A entitled "Discounts." The applicable discounts shall be in effect throughout the effective period of this AGREEMENT and shall apply to PRODUCT, LICENSED MATERIALS, DOCUMENTATION, and SERVICES as specified in Appendix A.

     5.4.  BILLING VERIFICATION AND AUTHORIZATION FOR PAYMENT PROCESS ("BVAPP")

     Whenever BELL ATLANTIC issues an ORDER, the identification number of which is prefaced by the letter "B,"SUPPLIER shall code central office equipment and render billing in accordance with Appendix H , "BVAPP Central Office Equipment Identification and Invoicing Requirements". Whenever the provisions of this clause conflict with any other clause in this AGREEMENT, the provisions of this clause shall prevail.

6.  ASSIGNMENT

     6.1.  ASSIGNMENT BY BELL ATLANTIC

     BELL ATLANTIC shall have the right to assign this AGREEMENT and/or to assign its rights and delegate its duties, obligations or commitments under this AGREEMENT, either in whole or in part, to any of its AFFILIATES, parent, and/or subsidiaries upon written notice to SUPPLIER provided the assignee agrees in writing to assume all of BELL ATLANTIC's obligations hereunder.

     Except to an AFFILIATE, BELL ATLANTIC may not sublicense, assign, or otherwise transfer the right to use SUPPLIER's LICENSED MATERIAL (including LICENSED MATERIAL embedded in a PRODUCT or SYSTEM) without SUPPLIER's prior
     written approval.   SUPPLIER'S approval shall be contingent, in part, upon
     the parties reaching written agreement with respect to the terms for payment of royalties or license fees to SUPPLIER relating to the usage of
     the transferred LICENSED MATERIAL  by  the transferee.   BELL ATLANTIC
     acknowledges that any such sublicense, assignment or other transfer shall not include an assignment of the warranty terms in Article 13 entitled WARRANTIES. Notwithstanding anything to the contrary herein, BELL ATLANTIC and its AFFILIATES are expressly prohibited from transferring or otherwise assigning the right to use SUPPLIER's LICENSED MATERIAL or technical information to any of SUPPLIER's competitors or any foreign company, governmental body, or agency which is not subject to the U.S. laws and enforcement pertaining to patents and copyrights protection.

     Any assignment pursuant to this clause shall neither affect nor diminish any rights or duties that BELL ATLANTIC may then have as to PRODUCT or SERVICES ordered by, or SOFTWARE licensed to, BELL ATLANTIC or delivered by SUPPLIER prior to the effective date of the assignment or as to PRODUCT, SERVICES or SOFTWARE which is beyond the scope of the assignment. Upon the acceptance of the assignment and the assumption of the duties under this AGREEMENT by the assignee, the assignor shall be released and discharged, to the extent of the assignment, from all further duties under this AGREEMENT.

     6.2.  ASSIGNMENT BY SUPPLIER

     SUPPLIER shall have the right to assign this AGREEMENT and/or to assign its rights and delegate its duties, obligations or commitments under this AGREEMENT, either in whole or in part, to any of its AFFILIATES, parent, and/or subsidiaries or in connection with the sale of all or substantially all of the assets, business or equity securities of SUPPLIER upon written notice to BELL ATLANTIC provided the assignee agrees in writing to assume all of SUPPLIER's obligations hereunder.

     6.3.  PROHIBITED ASSIGNMENTS

     Any assignment of any right or interest under this AGREEMENT, or ORDERs issued pursuant to this AGREEMENT, except in accordance with this Article or the assignment of monies due or to become due, without the prior written consent of the non-assigning party, which consent will not be unreasonably withheld, shall be deemed void and ineffective. Any assignment of monies shall be void and ineffective to the extent that
     (1) SUPPLIER shall not have given BELL ATLANTIC at least sixty (60) days prior written notice of such assignment and/or (2) such assignment attempts to impose upon BELL ATLANTIC obligations to the assignee additional to the payment of such monies, or which are in excess of or differ from its obligations hereunder, or to preclude BELL ATLANTIC from dealing solely and directly with SUPPLIER in all matters pertaining to this AGREEMENT including the negotiation of amendments or settlements of charges due.

7.  TITLE; INTELLECTUAL PROPERTY

     7.1.  PUBLICITY

     SUPPLIER and BELL ATLANTIC agree to submit to the other party all advertising, sales, and promotional materials, press releases and other publicity materials relating to the SYSTEM, PRODUCT, SOFTWARE to be furnished, or the SERVICES performed, by the SUPPLIER under this AGREEMENT wherein the name, marks, or the name or mark of the other is mentioned or containing language from which the connection of said names or marks may be inferred or implied; and the parties further agree not to publish or use such advertising, sales and promotional materials, press releases, or other publicity materials before receiving the prior written approval from the other party. Such approval shall not be unreasonably withheld. SUPPLIER shall not use any trademark, trade name, trade dress or any name, picture or logo which is commonly identified with BELL ATLANTIC or any BELL ATLANTIC AFFILIAATES without the express written permission of BELL ATLANTIC.

     7.2.  PRODUCT MARKINGS

     If BELL ATLANTIC requires or allows SUPPLIER to place any marking or name on PRODUCTS (other than SUPPLIER's customary and ordinary markings and names), SUPPLIER shall ensure that the name or marking is only placed on PRODUCTS covered by this AGREEMENT. SUPPLIER shall completely remove the marking or name from any PRODUCTS upon which the name or marking was placed but which are not sold to or accepted by BELL ATLANTIC.

          7.2.A.  INFORMATION AND INTELLECTUAL PROPERTY

          7.2.B. INFORMATION DEFINED. The term "Information" includes: programs; specifications, drawings, models, technical and business data and plans; works of authorship and other creative works; and ideas, knowledge and know-how. Information may be transmitted in writing (or other tangible form) or orally

          7.2.B  ADA INFORMATION.   The parties acknowledges that in
          connection with the performance of this AGREEMENT, ADA may seek to provide information, documented on any tangible media, including, without limitation, writings, drawings, sound recordings, computer programs, pictorial representations and graphs, to BELL ATLANTIC, which ADA claims is proprietary, and ADA may require that BELL ATLANTIC protect the confidentiality of such information and prevent its disclosure outside BELL ATLANTIC. ADA has already provided to BELL ATLANTIC certain information ("Contract Information"), which ADA considers proprietary and in connection with which ADA requests confidential treatment. BELL ATLANTIC acknowledges the proprietary nature of this information. Such Contract Information shall be attached to this AGREEMENT and shall be specifically listed below and specifically referenced in the mutual non-disclosure agreement attached as Appendix L hereto. BELL ATLANTIC make as a good faith commitment to protect such Contract Information from disclosure outside BELL ATLANTIC to the degree set forth below and as set forth in the mutual non-disclosure agreement attached as Appendix L hereto. The Contract Information is specifically identified below.

          1.  Appendix A - Prices, Schedules and Discounts
          2.  Pricing Information on Appendix J - Software Upgrade Program
          3.  Specifications in Appendix C
          4.  Source Code in any Product (as defined in the Agreement)
          5.  Remote Module Command Guide
          6. Pricing Guide - T3AS, Centralized Test System, Protocol Analysis Access System (Revs. A, B, C, D)

          Pursuant to the process described below, ADA may add to the Contract Information additional information ("Subsequent Confidential Information") which it considers proprietary and in connection with which BELL ATLANTIC makes a good faith commitment to prevent its disclosure outside BELL ATLANTIC to the degree described below and as set forth in the mutual non-disclosure agreement attached as Appendix L hereto. Prior to providing such Subsequent Confidential Information to BELL ATLANTIC, ADA shall make a request for such confidential treatment in writing to Mr. Tom Trempy of BELL ATLANTIC (or his designated successor ) ("the Gatekeeper") and provide a single copy of the relevant Subsequent Confidential Information for which protection is sought along with the request. The Gatekeeper will determine whether the SUBSEQUENT CONFIDENTIAL INFORMATION is of a proprietary nature such that confidential treatment is appropriate and/or whether it is essential that ADA provide such information to BELL ATLANTIC.

              1. In the event the Gatekeeper decides that the Subsequent Confidential Information is not essential to BELL ATLANTIC, he shall promptly return the Subsequent Confidential Information to ADA.

              2. If the Gatekeeper determines that the Subsequent Confidential Information is essential but that it is not, in his opinion, sufficiently proprietary to warrant confidential treatment, he shall notify ADA of his conclusion and ADA, at its option, may demand that he return the Subsequent Confidential Information or rescind its request for confidential treatment.

              3. If the Gatekeeper concludes that the Subsequent Confidential Information deserves such confidential treatment and that such information is essential to BELL ATLANTIC, the parties shall specifically identify the Subsequent Confidential Information in the mutual non-disclosure agreement attached as Appendix L hereto.

          Upon receipt of the request and its accompanying Subsequent Confidential Information and throughout the period during which he conducts his review, the Gatekeeper will protect the Subsequent Confidential Information from disclosure.

          Pursuant to such an executed non-disclosure agreement, BELL ATLANTIC will make a good faith commitment to ADA to maintain such information, specifically identified in the mutual non-disclosure agreement, in confidence with the same level of protection and care that BELL ATLANTIC normally affords its own confidential information, but in no event less than reasonable care; and shall take commercially-reasonable steps sufficient to meet its good faith commitment, including informing BELL ATLANTIC employees, agents, representatives or independent contractors, who receive either Contract Information or Subsequent Confidential Information, of their obligation not to disclose such outside BELL ATLANTIC.

          Notwithstanding the foregoing provisions of this section, BELL ATLANTIC shall not be liable to ADA for damages of any kind for its inadvertent and unintentional failure to meet its good faith commitment. Furthermore, BELL ATLANTIC's disclosure of the such information will not be deemed to breach this section if and to the extent such information:

          1. Is now or hereafter becomes available to the public without a breach of this section;

          2. Is rightfully received by the receiving party without restrictions on its use or further disclosure by a third party; or

          3. Is disclosed pursuant to any applicable law, rule, regulation or order of a court of competent jurisdiction, agency or regulatory commission. In the event that ADA discloses information which it claims is proprietary prior to or without requesting confidential treatment in the manner discussed above, BELL ATLANTIC shall not treat such information as proprietary (regardless of whether it bears a proprietary or confidential legend or marking) and BELL ATLANTIC shall be under no obligation to protect such information from disclosure.

          The terms of this section shall supersede all prior letters of intent, agreements, covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating to the confidentiality of information exchanged by the parties in connection with the performance of this AGREEMENT.

          7.2.C. BA INFORMATION

          Information that BELL ATLANTIC furnishes to SUPPLIER or that SUPPLIER otherwise comes into contact with under this Agreement will remain BELL ATLANTIC property. SUPPLIER will return such BELL ATLANTIC'S Information to BELL ATLANTIC at BELL ATLANTIC's request. Information that SUPPLIER furnishes to BELL ATLANTIC or that BELL ATLANTIC otherwise comes into contact with under this Agreement will remain SUPPLIER property. BELL ATLANTIC will return such SUPPLIER Information to SUPPLIER at SUPPLIER's request.

          7.2.D.   WORK PRODUCT

          The parties concur that, except as they may separately agree pursuant to a definitive written development agreement, none of the firmware, software, documentation or other works of authorship, processes, methods, techniques, or know-how produced or developed by SUPPLIER pursuant to this Agreement shall constitute a work for hire and, accordingly, no copyright rights or other intellectual property rights with respect to the same shall accrue to BELL ATLANTIC.

                                                                  Page 8 of 38
     7.3.   LICENSED MATERIALS

     Unless otherwise specified in an ORDER and subject to all the terms and conditions of this Agreement and the applicable ORDER, SUPPLIER hereby grants to BELL ATLANTIC, as to any LICENSED MATERIALS supplied by SUPPLIER under an ORDER, a perpetual, worldwide, non-sublicensable, non-transferable, non-exclusive license:

     (i) to use, execute and operate the LICENSED MATERIALS , in whole or in part, on any hardware on which it was delivered or intended to execute or operate in the normal course of business;

     (ii) to display, transmit, reproduce one (1) copy solely for archival and backup purposes, and integrate the LICENSED MATERIALS exclusively on BELL ATLANTIC's internal data communications network (which includes, without limitation, BELL ATLANTIC's public switch and transmission facilities network); and

     (iii) to sublicense, distribute, and market the LICENSED MATERIALS upon execution of a separate re-seller or other marketing AGREEMENT subject to terms for royalty fees and conditions for sublicense as agreed upon by SUPPLIER.

     If the Federal Communications Commission or a comparable state-level regulatory agency mandates that the SYSTEM or its functionalities be accessible to competitors of BELL ATLANTIC or other users of the network on which the SYSTEM is placed, or in any way requires further licensing of the LICENSED MATERIALS, then SUPPLIER agrees promptly to undertake negotiations in good faith to license directly those competitors or potential SYSTEM users as identified by BELL ATLANTIC. In the event that the aforementioned legal mandate requires a sublicensing scheme to facilitate access to unbundled operational service support network elements, or if BELL ATLANTIC determines that business practicalities necessitate a sublicensing scheme, then SUPPLIER agrees to permit BELL ATLANTIC to sublicense SUPPLIER's LICENSED MATERIALS. Such sublicense must be drafted in accordance with the following terms:

     i) As Sublicensor, BELL ATLANTIC may grant to a Sublicensee (whether a competing local exchange carrier or other entity that requires access under the applicable law) a perpetual, network specific (available for use on only those telecommunications networks maintained by BELL ATLANTIC and subject to this AGREEMENT), nonsublicensable, nontransferable, non-exclusive, sublicense in any Licensed Materials subject to this AGREEMENT;

     ii) Sublicensee must agree to abide by the use parameters defined by this AGREEMENT with the following amendments:

          a) Permissive uses as set forth in this AGREEMENT may be granted to the Sublicensee, however, at no time may a Sublicensee have physical or electronic access to the source code of the SOFTWARE; and

          b) As the Sublicensee did not purchase and does not possess any hardware on which to execute or operate the SOFTWARE, all uses must be confined to only those possible through Sublicensor's display interface hardware.

     iii) Sublicensee must agree in writing a) not to engage in any of the prohibited uses set forth in this AGREEMENT; b) that it will have no right to further license any rights to the LICENSED MATERIALS; and c) that it will keep all confidences as described within this AGREEMENT; and

     iv)  The Sublicensee must contain mutually agreeable pricing provisions.

     The license term for SOFTWARE shall commence on the date of invoice of such SOFTWARE and shall continue perpetually, unless terminated in accordance with Section 9.

     With each license of SOFTWARE ordered hereunder, SUPPLIER shall provide BELL ATLANTIC with one copy of the applicable DOCUMENTATION identified in Appendix B hereof, entitled DOCUMENTATION. DOCUMENTATION shall comply with commonly accepted industry standards with respect to content, size, legibility and reproducibility.

     7.4.   PROHIBITED USES

     BELL ATLANTIC agrees not to translate, decompile, dissemble or reverse engineer any PRODUCT, SOFTWARE, LICENSED MATERIALS or SYSTEM or otherwise attempt to alter, adapt or discover the SOURCE CODE of any PRODUCT, SOFTWARE, LICENSED MATERIALS or SYSTEM by any means whatsoever or permit another to do so. Further, except as expressly permitted under this Agreement, BELL ATLANTIC may not:

     a) Provide, rent, lease, lend, use for timesharing or service bureau purposes, sell, network, transfer, or otherwise distribute or allow others to use any PRODUCT, SOFTWARE, LICENSED MATERIALS or SYSTEM, or any copy or portion thereof, or BELL ATLANTIC's rights under this AGREEMENT on a temporary or permanent basis to or for the benefit of another person or entity without the prior written permission of SUPPLIER;

     b) Modify, incorporate into or with other software or create a derivative work based upon any part of any PRODUCT, SOFTWARE, LICENSED MATERIALS or SYSTEM or attempt or permit a third party to do so, except to the limited extent that such actions do not affect the form or function of any PRODUCT, SOFTWARE,

          LICENSED MATERIALS or SYSTEM provided that foregoing shall not restrict BELL ATLANTIC from using standard application program interfaces as necessary to permit interoperability of any PRODUCT, SOFTWARE, LICENSED MATERIALS or SYSTEM with other applications;

     c) Make any copies of the PRODUCTS, SOFTWARE, LICENSED MATERIALS or DOCUMENTATION or distribute any other materials provided by SUPPLIER other than for BELL ATLANTIC's (excluding any affiliates which function as telecommunications equipment suppliers) own internal use, except as reasonably required to use the PRODUCTS, SOFTWARE, LICENSED MATERIALS or DOCUMENTATION in accordance with the license granted hereunder or as otherwise required by law and, except for one (1) copy made solely for archival and back-up purposes;

     d) Remove, modify, or obscure the copyright, trademark, and/or any other propriety notices or legends contained in any part of any PRODUCT, SOFTWARE, LICENSED MATERIALS or SYSTEM or affixed on the PRODUCT, SOFTWARE, LICENSED MATERIALS, DOCUMENTATION or SYSTEM media or packaging;

     e) Disclose the results of any benchmark of any PRODUCT, SOFTWARE, LICENSED MATERIALS or SYSTEM to any third party without the prior written authorization of SUPPLIER.

     In the event BELL ATLANTIC translates, decompiles, dissembles or reverse engineers any PRODUCT, SOFTWARE, LICENSED MATERIALS or SYSTEM or otherwise attempts to alter, adapt or discover the SOURCE CODE of any PRODUCT, SOFTWARE, LICENSED MATERIALS or the SYSTEM by any means whatsoever or permit another to do so, SUPPLIER shall have the right to terminate BELL ATLANTIC's right to use the affected SOFTWARE or LICENSED MATERIALS as specified by the license in accordance with Section 9 . In the event BELL ATLANTIC engages in any of the prohibited uses designated as items A-E above, SUPPLIER shall have the right to terminate BELL ATLANTIC's right to use the affected SOFTWARE or LICENSED MATERIALS as specified by the license in accordance with Section 9, provided such prohibited use is of a material nature and, in SUPPLIER's reasonable
     belief, causes a material adverse effect upon SUPPLIER.   The limits
     upon SUPPLIER's right to terminate affected licenses outlined above does not preclude SUPPLIER from seeking damages which result from such prohibited use and seek injunctive relief intended to end the prohibited use, but not to enjoin the use of the SOFTWARE or LICENSED MATERIALS in accordance with the terms and conditions of the license.

     7.5.   ACCESS TO WORK IN PROGRESS

     SUPPLIER agrees to promptly render, on reasonable request, status reports of the Work in progress containing the information reasonably requested by BELL ATLANTIC.

     7.6.   TITLE AND RISK OF LOSS

     Title to and risk of loss for PRODUCTs, excluding LICENSED MATERIAL, purchased hereunder shall vest in BELL ATLANTIC when the delivery of the PRODUCT has been completed to the F.O.B. point specified in the ORDER, including unloading, hoisting and rigging where ordered. BELL ATLANTIC acknowledges and agrees that BELL ATLANTIC shall not acquire any ownership interest in any LICENSED MATERIALS. Passing title to any PRODUCT shall not constitute acceptance on the part of BELL ATLANTIC.

     When purchasing PRODUCTS for shipment directly to New York Telephone Company or New England Telephone and Telegraph Company, Telesector Resources Group, Inc. shall be acting solely as a purchasing agent for the
     company to which the PRODUCT is to be shipped.   When the ORDER(s) is
     placed by an AFFILIATE(s), title to direct ship PRODUCT shall pass from SUPPLIER directly to the applicable AFFILIATE(s) and the receiving company shall be entitled to all of the rights otherwise afforded to Telesector Resources Group, Inc. under this AGREEMENT.

     7.7.   QUIET ENJOYMENT

     With respect to any PRODUCT or Service furnished hereunder, SUPPLIER agrees that BELL ATLANTIC, shall be entitled to possess and use such PRODUCT or SERVICE during the initial term, including any extensions or renewals thereof, without interruption by SUPPLIER or any person claiming by or through SUPPLIER, provided only that BELL ATLANTIC shall duly perform its obligations pursuant to this AGREEMENT and the applicable ORDER.

     7.8.   INFRINGEMENT OF PATENTS, COPYRIGHTS, AND TRADEMARKS

     The following terms apply to any infringement, claim of infringement or other misappropriation of any United States patent issued as of the first date of delivery of the applicable PRODUCT, trademark, copyright, or trade secret ("Claim") based on or arising out of BELL ATLANTIC's use, possession, or permitted transfer or resale of any PRODUCT, SYSTEM, SOFTWARE or DOCUMENTATION, or part thereof, or SERVICES furnished, or the use of any PRODUCT, DOCUMENTATION, and/or SERVICES furnished, or the use of any LICENSED MATERIALS within the scope of the licenses granted to BELL ATLANTIC under this AGREEMENT.

     SUPPLIER shall indemnify BELL ATLANTIC from and against any loss, cost, damage, expense, or liability that may arise out of or result solely by reason of any such infringement or Claim, except to the extent that such infringement or Claim (1) arises solely from SUPPLIER's adherence to Bell Atlantic's written instructions, and which instructions could not have been satisfied by SUPPLIER, with the exercise of commercial reasonableness, absent such infringement; (2) arises solely as a result of the use of such PRODUCTS or SERVICES in combination with software, hardware or services not provided by SUPPLIER, unless such use is within its normally intended uses, and the infringement is caused by the SUPPLIER's PRODUCTS or SERVICES, and not by another supplier's products or services; (3) arises from a modification of the SYSTEM, PRODUCT, LICENSED MATERIALS, SOFTWARE or DOCUMENTATION, or any part thereof, after delivery to BELL ATLANTIC or its AFFILIATES, as applicable, by someone other than SUPPLIER, provided such modification solely and directly gives rise to the claim; (4) arises from BELL ATLANTIC's continued allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement; (5) incidental use of the SYSTEM, PRODUCT, SOFTWARE or DOCUMENTATION, or any part thereof, where the infringement does not result from the SYSTEM, PRODUCT, SOFTWARE or DOCUMENTATION; or
     (6) arises from the use of the SYSTEM, PRODUCT, SOFTWARE or DOCUMENTATION, or any part thereof, that is not in accordance with the license granted hereunder provided such prohibited use solely and directly gives rise to the claim . BELL ATLANTIC will indemnify and hold SUPPLIER harmless from all suits, actions, claims, losses, damages and the like, and expenses (including reasonable attorneys' fees) related to claim of infringement excluded from SUPPLIER's indemnity obligations by the preceding sentence upon the same terms and conditions as set forth herein. SUPPLIER acknowledges and agrees that BELL ATLANTIC may look to its other suppliers to fulfill its infringement indemnification obligations hereunder.

     If SUPPLIER is promptly notified by BELL ATLANTIC in writing, in accordance with Section 19.7 hereof, of receipt of notice of a Claim of infringement for which SUPPLIER is responsible and is given information, assistance and the sole authority to defend or settle such claim, SUPPLIER shall (i) defend or settle any action, suit or proceeding against BELL ATLANTIC arising in connection with a Claim and (ii) pay any damages and costs incurred by BELL ATLANTIC in connection with such claim or suit, including, without limitation, legal fees and expenses awarded against or reasonably incurred by BELL ATLANTIC in any such action or proceeding. SUPPLIER shall have no responsibility under this Section 7.8 for any settlement it does not approve in writing.

     Without limitation of the foregoing, should BELL ATLANTIC's use of, or full benefit from, the SYSTEM, PRODUCT, SOFTWARE, DOCUMENTATION or LICENSED MATERIALS and/or SERVICES be impeded, prevented or limited by injunction or other court order arising out of any such infringement or other cause of action for which SUPPLIER is responsible, SUPPLIER shall, in addition to the above indemnity, at its option:

     1. replace or modify such PRODUCT, SYSTEM, DOCUMENTATION, LICENSED MATERIALS and/or SERVICES or any part thereof so that they become non-infringing but only if the modification or replacement does not adversely affect BELL ATLANTIC's rights or ability to use such PRODUCT, DOCUMENTATION and LICENSED MATERIALS and/or SERVICES; or

     2. by license or other release from claim of infringement, procure for BELL ATLANTIC's benefit the right to continue to use such PRODUCT, SYSTEM, DOCUMENTATION, LICENSED MATERIALS and/or SERVICES; or

     3. accept return of such infringing PRODUCT, SYSTEM, DOCUMENTATION, LICENSED MATERIALS and/or SERVICES and refund BELL ATLANTIC for the purchase price of such, less depreciation based on a life of five (5) years.

     The foregoing states the entire responsibility of SUPPLIER to BELL ATLANTIC for infringement and is in lieu of any warranties of non-infringement which are hereby disclaimed.

8.   PERFORMANCE

     8.1.   SUPPLIER COMPREHENSIVE RESPONSIBILITIES FOR OVERALL PERFORMANCE

     SUPPLIER represents, warrants and agrees that it has the full and final responsibility, duty and obligation to provide, perform, deliver and install, the SYSTEM, PRODUCTS, SOFTWARE and SERVICES as well as any ancillary SERVICES, facilities, and equipment, set forth any ORDER(s) issued by BELL ATLANTIC and accepted by SUPPLIER pursuant to this AGREEMENT and further SUPPLIER agrees and acknowledges that any failure in SUPPLIER's performance under this AGREEMENT may under the circumstances set forth in this AGREEMENT constitute a Default by SUPPLIER and may give rise to an obligation to pay money damages and such other and additional relief or remedy as may be set forth in this AGREEMENT or permitted at law or in equity.

     8.2.   PERFORMANCE STANDARDS

     Performance Standards are set forth in Article 12 hereof, entitled Quality Assurance, together with those as shall be set forth in the applicable ORDER(s). SUPPLIER shall meet or exceed such performance standards in all material respects in all work performed or PRODUCT or SOFTWARE provided under this AGREEMENT or any ORDER(s). In the event SUPPLIER fails to meet Performance Standards, BELL ATLANTIC shall provide SUPPLIER with written Notice thereof, in accordance with Section 19.7 entitled NOTICES, for each month in which SUPPLIER falls below the minimum performance requirements. Failure to meet material performance requirements shall occur, if SUPPLIER performs below the minimum performance requirements in any material respect consistently over a consecutive three (3) month period or during any six (6) months out of a twelve (12) month period, whether or not such twelve (12) month period coincides with a calendar year. BELL ATLANTIC shall have the option to invoke Default, should SUPPLIER fail to meet the material performance requirements of this AGREEMENT or any ORDER(s) issued pursuant to this AGREEMENT.

9.   TERMINATION

     9.1.   TERMINATION  FOR  CAUSE

     If either party is in default of any material provision of this AGREEMENT (a "Default"), then the other party may, in addition to any other remedy that may be available in this AGREEMENT or at law, terminate this AGREEMENT upon giving at least thirty (30) days written notice. However, each party under this paragraph may, by curing the breach within thirty (30) days of receipt of the notice (the "Cure Period"), prevent the termination for cause. Notwithstanding the foregoing, should a Default arise which the parties agree is of such a nature that it cannot be remedied within the Cure Period ("Extended Cure Default"), SUPPLIER shall present within such Cure Period a plan of action to remedy such Extended Cure Default, which plan shall have, in BELL ATLANTIC's reasonable judgment, a reasonable opportunity for success. If, at the end of the Cure Period, a plan to remedy such Extended Cure Default reasonably acceptable to BELL ATLANTIC is not presented, then BELL ATLANTIC may terminate the AGREEMENT by giving SUPPLIER at least ten (10) business days prior written notice of the effective date of such termination. With the exception of termination for BELL ATLANTIC's uncured breach of Section 7.4, in no way shall such termination by SUPPLIER act to impair BELL ATLANTIC's right, title and interest to the PRODUCT purchased hereunder and its license rights under
     Section 7.3.

     9.2.   TERMINATION WITHOUT CAUSE

     BELL ATLANTIC may terminate this AGREEMENT without any liability to SUPPLIER (except for PRODUCTS and SERVICES already purchased pursuant to an ORDER) by providing SUPPLIER with sixty (60) days prior written notice.

     9.3. TERMINATION FOR INSOLVENCY, BANKRUPTCY, ASSIGNMENT, EXPROPRIATION, AND/OR LIQUIDATION

     Either party may terminate this AGREEMENT immediately by giving written notice, without liability to the other party (except for PRODUCTS and SERVICES already purchased pursuant to an ORDER), in the event the other party:

     (1) is declared insolvent or bankrupt, or makes an assignment or other arrangement for the benefit of its creditors;

     (2) has all or any substantial portion of its capital stock or assets expropriated by government authority; or

     (3) is dissolved or liquidated (except as a consequence of a merger, consolidation, or other corporate reorganization not involving the insolvency or expropriation of that party).

     If either party is involved in any of the events described in subsections (1), (2) or (3), it shall promptly notify the other party.

     9.4.  RIGHTS IN TERMINATION

     At the time of termination and to the extent of the termination, each party shall return all of the other party's Confidential Information and the parties shall be released from any and all obligations (except as set forth in Section 19.5 hereof entitled "Survival") under this Contract provided that (i) SUPPLIER shall be paid for PRODUCT, DOCUMENTATION, LICENSED MATERIALS and/or SERVICES which have been provided to BELL ATLANTIC under this Agreement prior to the date of termination and (ii) BELL ATLANTIC shall reimburse SUPPLIER for all non-recoverable expenses incurred by SUPPLIER on ORDER(s) in process that have not been provided to BELL ATLANTIC prior to termination provided that SUPPLIER shall provide BELL ATLANTIC with an itemized summary of expenses attributable to such ORDER(s) and in no event shall BELL ATLANTIC be obligated to pay more than the cost of such ORDER(s). Title to items for which BELL ATLANTIC reimburses SUPPLIER under this section for ORDERs in process shall rest with SUPPLIER. If for SOFTWARE or SERVICES for which SUPPLIER's fee has been specified on the basis of a definite sum for the completion of such SOFTWARE or SERVICES, the sum payable by BELL
     ATLANTIC upon termination will be based upon the percent of services or programs completed at the time of the notice of termination. In the event of termination, BELL ATLANTIC shall continue to hold a perpetual, world-wide, non-sublicensable, non-transferable, non-exclusive license to all SOFTWARE previously paid for and accepted hereunder by BELL ATLANTIC. Notwithstanding the foregoing sentence, in the event SUPPLIER terminates this AGREEMENT due to BELL ATLANTIC's breach of Section A,
     7.3 or 7.4, all licenses granted to BELL ATLANTIC hereunder shall terminate and BELL ATLANTIC shall discontinue all use of the LICENSED

     MATERIALS and all portions thereof (whether or not modified or incorporated into other software or hardware) and so certify to SUPPLIER in writing.

10.  DELIVERY AND SHIPPING

     10.1.  FOB POINT

     PRODUCT and SOFTWARE shall be delivered FOB origin Prepaid or FOB origin Freight Collect ("OC") in accordance with instructions provided on the ORDER. BELL ATLANTIC's designated location to which the PRODUCT and SOFTWARE are to be delivered shall be indicated on the ORDER.

     10.2.  COSTS AND ROUTING

     For all Prepaid shipments, SUPPLIER shall be responsible for all transportation, warehousing, distribution and delivery costs and BELL ATLANTIC shall reimburse these costs within thirty (30) days of receipt of invoice for such costs. For all OC shipments, SUPPLIER shall ship all PRODUCT and SOFTWARE Freight Collect (OC) according to BELL ATLANTIC's instructions, which will be given to SUPPLIER by Freight Traffic Services at the 800 number below, and have bills sent to the following address (which address BELL ATLANTIC may change upon providing SUPPLIER with written Notice).

               Telesector Resources Group
               c/o Freight Traffic Services (FTS)
               P.O. Box 1259
               Somerville, New Jersey  08876
               1-800-891-6218

     If SUPPLIER fails to follow BELL ATLANTIC's shipping instructions, or if SUPPLIER fails to request instructions when directed to in an ORDER, then SUPPLIER shall be solely responsible for the associated freight bill and freight costs in excess of BELL ATLANTIC's contract rates that are incurred due to SUPPLIER'S non-conformance. If the freight bill is paid by BELL ATLANTIC, SUPPLIER shall be required to reimburse BELL ATLANTIC accordingly within 30 days.

     10.3.  SCHEDULES

     In order to facilitate acquisition planning for PRODUCT, SYSTEM, and SOFTWARE, SUPPLIER shall establish standard delivery schedules for the PRODUCT, SYSTEM and SOFTWARE to be furnished under this AGREEMENT.


          10.3.A.  SCHEDULES ARO

          These schedules will be from receipt of BELL ATLANTIC's ORDER until delivery to BELL ATLANTIC's specified location. Such schedules, which are contained in Appendix A, shall apply to all routine ORDERs placed under this AGREEMENT.

          10.3.B.  ACCELERATED SCHEDULES

          In the event that an accelerated delivery schedule is required by BELL ATLANTIC, SUPPLIER shall make a reasonable effort to comply with such requirements.

          10.3.C.  NOTICE OF DELIVERY

          SUPPLIER shall give written notice of delivery to BELL ATLANTIC fifteen (15) days prior to the scheduled date of delivery of PRODUCT, SOFTWARE and SERVICES.

          10.3.D.  KEEPING SCHEDULES

          If SUPPLIER determines that the scheduled date of delivery will not be met, SUPPLIER shall promptly notify BELL ATLANTIC as stated herein in the clause entitled "NOTICES."

     10.4.  SHIPPING AND BILLING

     Unless instructed otherwise by BELL ATLANTIC, SUPPLIER shall, for ORDERs placed and accepted by SUPPLIER hereunder:

     1. Use commercially reasonable efforts to deliver entire quantity of items ordered;
     2. ship to the destination designated in the ORDER in accordance with specific shipping instructions;
     3. ensure that all subordinate documents bear BELL ATLANTIC's ORDER number;
     4. enclose a packing memorandum with each shipment and when more than one package is shipped, identify the one containing the memorandum;
     5.   mark BELL ATLANTIC's ORDER number on all packages and shipping papers;
     6. render itemized invoices in duplicate, or as otherwise specified, showing ORDER number;
     7.   render separate invoices for each shipment or ORDER;

     8. invoice BELL ATLANTIC by mailing or otherwise transmitting invoices, bills and notices to the billing address on the ORDER after shipment of PRODUCT.

     Shipping and routing instructions may be altered in writing, as mutually agreed by SUPPLIER and BELL ATLANTIC.

     In addition, SUPPLIER agrees to provide invoices that include priced units of PRODUCT.

     10.5.   SHIPPING SCHEDULE

     The shipping schedule applicable to each ORDER will be that set forth in the ORDER accepted by SUPPLIER or any Change Order, if applicable. SUPPLIER agrees not to ship PRODUCT or SOFTWARE prior to the agreed-upon shipping schedule. Any variation from the foregoing must be agreed upon by the parties in writing.

     10.6.   NOTICE OF DELAY

     SUPPLIER, having agreed to the delivery date and/or completion date, whichever is applicable, for any combination of PRODUCT, SOFTWARE or SERVICES incorporated into BELL ATLANTIC's ORDER, further agrees to notify BELL ATLANTIC in accordance with Section 19.7, entitled NOTICES, hereof, as soon as any foreseeable delay in that date becomes known to SUPPLIER's management.

11. ORDERS

     11.1.   ORDER FORMAT AND PROCESSING

     Any written order or statement of work ("ORDER") issued by BELL ATLANTIC(s) for a SYSTEM, PRODUCT, SOFTWARE, SERVICES, DOCUMENTATION, and LICENSED MATERIALS specified herein, or which reference this AGREEMENT, shall be deemed to be placed under and incorporate the terms and conditions of this AGREEMENT.

     An ORDER for the purchase of a SYSTEM, PRODUCT, SOFTWARE, and SERVICES shall be written on a BELL ATLANTIC's purchase order form and shall contain the following:

          A.   The incorporation by reference of this AGREEMENT;
          B. A complete list of the SYSTEM, PRODUCT, SOFTWARE, and SERVICES to be purchased specifying SUPPLIER's part number, CLEI Code (if applicable), quantity, type, model, feature, description and purchase price;
          C. The locations at which the SYSTEM, PRODUCT, SOFTWARE, and SERVICES will be delivered or installed and to which invoices shall be forwarded;
          D. The dates by which the SYSTEM, PRODUCT, SOFTWARE and SERVICES are (a) to be shipped or performed and (b) installed or completed and ready for use;
          E. Any other special terms and conditions agreed upon by the parties.

     ORDERs placed for SYSTEM(S), PRODUCT, SERVICES, SOFTWARE which are consistent with the terms and conditions of this AGREEMENT, shall be deemed accepted by SUPPLIER unless written notice to the contrary is received by BELL ATLANTIC(s) within ten (10) business days of SUPPLIER's receipt of ORDER.

     SUPPLIER will review each BELL ATLANTIC ORDER for completeness and accuracy with respect to PRODUCTs and part numbers and, prior to submitting the ORDER to a sub-contractor, will notify BELL ATLANTIC as to any inaccuracies or known deficiencies or incompatibility with any related ORDER.

          BELL ATLANTIC shall have the right to change the locations at which the SYSTEM, PRODUCT, SOFTWARE, and SERVICES will be delivered or installed and/or to which invoices shall be forwarded at least three (3) business days prior to shipment at no additional cost to BELL ATLANTIC. SUPPLIER shall accept such changes and forward a written acknowledgment of such changes to BELL ATLANTIC.

     11.2.   VARIATION IN QUANTITY

     BELL ATLANTIC assumes no liability for any PRODUCT or SOFTWARE produced or processed in excess of the amount specified in an ORDER issued pursuant to this AGREEMENT.

     11.3.   TERMINATION OF ORDER

     BELL ATLANTIC may, upon written notice to SUPPLIER, * prior to shipment, terminate any or all ORDERs, or portions thereof, placed by BELL ATLANTIC hereunder, except with respect to SYSTEM(S), PRODUCT, and/or SOFTWARE which has already been delivered or SERVICES which have already been completed. Unless otherwise specified herein, BELL ATLANTIC's liability to SUPPLIER with respect to such terminated ORDER(s) shall be limited to SUPPLIER's purchase price of all components which are not purchased within * of cancellation by SUPPLIER's other customers.

     * Confidential portion has been omitted and filed separately with the Secretary of the Commission.

     11.4. CHANGE ORDER

          11.4.A.  REQUEST AND ISSUANCE

          BELL ATLANTIC may at any time upon thirty (30) days written notice to SUPPLIER, by written order, request a change within the scope of this AGREEMENT or any ORDER(s), including, without limitation, the addition or deletion of SYSTEM(s), PRODUCT, SOFTWARE covered, the Service(s) to be performed, the time and/or place of performance, delivery or installation thereof. In the event BELL ATLANTIC desires to make such a change, BELL ATLANTIC shall request SUPPLIER to provide a written proposal stating the additional requirements or reduction of existing requirements and the cost and schedule implications incident thereto. If BELL ATLANTIC is in agreement with the terms, conditions and charges specified in the proposal, BELL ATLANTIC will issue a Change ORDER pursuant to this AGREEMENT reflecting the requested change and the terms specified in SUPPLIER's proposal. Any such order shall be specifically identified as a Change ORDER pursuant to this Section 11.4. All SERVICES and PRODUCTs covered hereunder shall be performed in accordance with this AGREEMENT and such changes thereto as are subsequently authorized by a written Change Order issued by BELL ATLANTIC and accepted by SUPPLIER. If BELL ATLANTIC is not in agreement with the terms, conditions and charges specified in the SUPPLIER's proposal, then the parties shall agree to negotiate in good faith to come up with mutually agreeable terms for the Change Order. Nothing in this clause shall excuse the SUPPLIER from proceeding with the AGREEMENT as then in effect until it has accepted a Change Order.

          11.4.B.  ADJUSTMENT LIMITATIONS

          Before the issuance of a Change Order under this AGREEMENT, BELL ATLANTIC may request SUPPLIER's written agreement as to the maximum (in case of an increase) or minimum (in case of a decrease) adjustments to be made in the price and/or in the time of performance, by reason of the change. BELL ATLANTIC may also request a written agreement limiting the adjustments to any other provisions of the AGREEMENT which may be subject to equitable adjustment by reason of the change. Any such written agreement shall then be cited in the Change Order, and upon its issuance shall be deemed to become part of this AGREEMENT. In making equitable adjustments pursuant to this clause, in no event shall the definitive adjustment exceed the maximum or be less than the minimum price and/or time of performance adjustments so established, nor otherwise be inconsistent with other adjustment limitations so established. Except with respect to such limitations, nothing contained in this paragraph B shall affect the SUPPLIER's rights to equitable adjustment by reason of the change pursuant to this clause.

          11.4.C.  BELL ATLANTIC ASSISTANCE/ADVICE

          BELL ATLANTIC's engineering, technical, and administrative personnel may from time to time render assistance or give technical advice to, or effect an exchange of information with, SUPPLIER's personnel in a liaison effort concerning the SYSTEM, PRODUCTS, SOFTWARE or SERVICES to be furnished hereunder. However, such exchange of information or advise shall not vest SUPPLIER with the authority to change the PRODUCT, SOFTWARE or SERVICE(S) hereunder or the provisions of the AGREEMENT, and no change in the PRODUCT or SERVICE(S) or the provisions of the AGREEMENT shall be binding upon BELL ATLANTIC unless incorporated as a change in accordance with this Section or a written amendment to this AGREEMENT signed by the parties.

          11.4.D.  REQUEST FOR INFORMATION

          Requests for information related to Change Orders shall be directed to both Mr. Thomas Trempy, BELL ATLANTIC, Corporate Sourcing, 240 East 38th Street, 22d Floor, New York, N.Y. 10016; (212) 338- 6576,
          and to the Bell Atlantic Engineer identified on the applicable
          Order.

     11.5. STOP CHANGE ORDER

          11.5.A.  ISSUANCE

          BELL ATLANTIC may, at any time, by written order to the SUPPLIER (a "Stop Work Order"), delivered in accordance with the notice provisions of Section 19.7 hereof, require the SUPPLIER to stop all or any part of the WORK called for by this AGREEMENT or applicable ORDER(s) for a period of up to ninety (90) days after the Stop Work Order is delivered to the SUPPLIER, and for any further period to which the parties may agree not to exceed ninety (90) additional days. Any such order shall be specifically identified as a Stop Work Order issued pursuant to this clause and shall automatically extend the time of performance or the delivery date of such WORK for a period equal to the period of the Stop Work Order.

          11.5.B.  COMPLIANCE

          Upon receipt of a Stop Work Order, the SUPPLIER shall forthwith comply with its terms and take reasonable steps to minimize the occurrence of costs allocable to the WORK covered by the Stop Work Order during the period of work stoppage. Within a period of ninety (90) days after a Stop Work Order is delivered to the SUPPLIER, or within any extension of that period to which the parties shall have agreed, BELL ATLANTIC shall either:

          (i)  cancel the Stop Work Order, or
          (ii) terminate the WORK covered by such Stop Work Order as provided in
               Article 9, entitled TERMINATION.

          11.5.C.  CANCELLATION OR EXPIRATION

          If a Stop Work Order issued under this clause is canceled or the period of the Stop Work Order or any extension thereof expires, the SUPPLIER shall resume WORK. An equitable adjustment shall be made in delivery schedule or the period of performance and in any other provisions of the AGREEMENT that may be affected, and the AGREEMENT shall be modified in writing accordingly, if:

          (i) the Stop Work Order results in an increase in the time required for, or in the SUPPLIER's cost properly allocable to the performance of any part of this AGREEMENT, and
          (ii) the SUPPLIER asserts a claim for such adjustment within thirty
               (30) days after the end of the period of work stoppage.

          11.5.D.  TERMINATION OF WORK

          If a Stop Work Order is not canceled, the WORK covered by such Order shall be deemed terminated pursuant to Article 9, TERMINATION, of this AGREEMENT.

    11.6. EDI (ELECTRONIC DATA INTERCHANGE)

    SUPPLIER is committed to implementing an EDI solution in 1998. SUPPLIER has installed an integrated financial and manufacturing system. The independent supplier has an EDI module that will be available for installation in 1998. SUPPLIER is currently in the process of evaluating the EDI transactions which its software vendor includes in their EDI module, and the new system requirements to support them. However, because the software is in the initial stage of deployment, SUPPLIER is unable to commit to a firm date for implementation. Preliminary evaluation of the EDI product module, the resources required for the implementation, and any customization is currently underway. In an effort to accelerate an EDI implementation with BELL ATLANTIC, SUPPLIER would like to have BELL ATLANTIC name a resource that could be made available to discuss and review the transaction data transfer process. SUPPLIER will update BELL ATLANTIC as more information becomes available.

12. QUALITY ASSURANCE

    12.1.  QUALITY SYSTEM

    The SUPPLIER shall maintain a quality system which assures that the SYSTEM(s), PRODUCT, SOFTWARE or SERVICES provided to BELL ATLANTIC meet in all material respects all performance standards and requirements referenced in this Section 12, and perform in all material respects as intended. In addition, subject to the exceptions noted in Appendix I, the SUPPLIER'S quality system shall satisfy the requirements in TR-NWT-001252, Bell Communications Research Technical Reference, Quality System Generic Requirements, Issue 1, December 1992 for hardware design and manufacturing; and TR-TSY-000179, Bell Communications Research Technical Reference, Quality System Generic Requirements for SOFTWARE, Issue 2, June 1993 for SOFTWARE design and development.

    SUPPLIER shall remain updated on all such performance standards and requirements referenced in this Section 12 and shall, at the discretion of BELL ATLANTIC, meet those updated standards and requirements upon ninety
    (90) days prior written notice, or if compliance is not possible within ninety (90) days using commercially reasonable efforts, SUPPLIER will draft a plan for compliance within the ninety (90) day period that in BELL ATLANTIC's reasonable judgment has a reasonable opportunity of success.

    The SUPPLIER shall also adhere in all material respects to the following standards and requirements, as applicable, throughout the life of this
    AGREEMENT:

      TR-TSY-000078, Bell Communications Research Technical Reference, Physical
        Design and Test Requirements for Telecommunications PRODUCTS and Equipment, Issue 3, December 1991.
      FR-NWT-000796, Bell Communications Research Framework, Reliability and
        Quality Generic Requirements (RQGR), Issue 3, June 1993 with the exceptions noted in Appendix I.
      TR-NWT-000870, Bell Communications Research Technical Reference,
        Electrostatic Discharge Control in the Manufacture of Telecommunication Equipment, Issue 1, February 1991.
      TR-NWT-001037, Bell Communications Research Technical Reference,
        Statistical Process Control Program Generic Requirements, Issue 1, November 1990.

    For SOFTWARE design, development and delivery under this AGREEMENT, the SUPPLIER shall adhere in all material respects to the following requirements:

      GR-282-CORE, Bell Communications Research Generic Requirements, SOFTWARE
        Reliability and Quality Acceptance Criteria (SRQAC), Issue 1, December 1994 with the exceptions noted in Appendix I.
      GR-1315-CORE, Bell Communications Research Generic Requirements, In-
        Process Quality Metrics (IPQM), Issue 1, September 1995 with the exceptions noted in Appendix I.

    SUPPLIER will review specific requirements for QPS 88.010, Bell Communications Research Quality Program Specification, Quality Assurance Surveillance Program for SOFTWARE - General, Issue 6, November 1991 when requested by BELL ATLANTIC.

    12.2.  QUALITY PERFORMANCE REPORTING

    The SUPPLIER agrees to provide on request from BELL ATLANTIC, at no cost to BELL ATLANTIC, regular data reports satisfying the requirements of TR-NWT-1323. SUPPLIER will review the requirement for all other reports when specifically requested by BELL ATLANTIC. The following requirements for collecting, calculating and reporting data shall be followed in all material respects:

      GR-929-CORE, Bell Communications Research Generic Requirements,
        Reliability and Quality Measurements for Telecommunications SYSTEMS
        (RQMS), Issue 1 - Revision 1, December 1995. Note: the Conditional Requirements of Sections 3.4.9.1, 3.4.9.2, 3.4.9.3 , shall be required.
      TR-NWT-001323, Bell Communications Research Technical Reference, SUPPLIER
        Data - Comprehensive Generic Requirements, Issue 1 November 1993. TR-NWT-001359, Bell Communications Research Technical Reference, SUPPLIER
        Data -Basic Generic Requirements, Issue 1, June 1993.

    All required reports and data shall be delivered to BELL ATLANTIC's Supplier Quality Organization at:

                              Supplier Quality Leader
                              240 E 38 ST., 14th floor
                                 New York, NY 10016

    SUPPLIER agrees to render other reasonable periodic reports for service affecting conditions or other conditions that affect the operations and administrative procedures of BELL ATLANTIC or its AFFILIATES, or as otherwise reasonably requested by BELL ATLANTIC. SUPPLIER will review specific requirements when requested by BELL ATLANTIC.

    All provided information shall be classified as proprietary to BELL ATLANTIC and SUPPLIER.

    12.3.  SOURCE INSPECTION

    BELL ATLANTIC shall have the right to conduct reasonable due diligence inspection and testing of any PRODUCT and/or SOFTWARE at the SUPPLIER's facilities during business hours upon reasonable prior written notice. SUPPLIER shall use commercially reasonable efforts to provide BELL ATLANTIC with similar access to the facilities of its subcontractors. When requested by BELL ATLANTIC, SUPPLIER will furnish BELL ATLANTIC with the appropriate documentation regarding the PRODUCT's conformance to all contractual specifications, and the SUPPLIER'S projected failure rate, along with the test data that substantiates the conformance of PRODUCT and/or SOFTWARE prior to shipment. BELL ATLANTIC does reserve the right to perform confirmation of data submitted at the SUPPLIER's facility at a mutually agreeable time. In such case, SUPPLIER shall provide, without charge, any production testing facilities and personnel reasonably required to inspect and test the PRODUCT and/or SOFTWARE as described in QPS 70.001-N, BELL ATLANTIC Quality Program Specification, "Quality Assurance Procedures Applicable to PRODUCT as Specified on the Order", Issue 2, June 1993, to determine that the PRODUCT and/or SOFTWARE meets the requirements of the applicable contractual specification and/or ORDER.

    Where BELL ATLANTIC Supplier Quality Management finds received PRODUCTS do not substantially meet contractual requirements, the actual and reasonable out-of-pocket costs of inspection and testing, replacement and shipping such non-conforming PRODUCTS shall be reimbursed by SUPPLIER.

    BELL ATLANTIC reserves the right to have the SUPPLIER inspect 100% of its PRODUCT for some mutually agreeable period of time at its cost in cases where PRODUCT does not substantially meet contractual specifications.

    12.4.  PACKING

    Adequate protective packing and any special packing required by law or governmental regulation for domestic shipment shall be furnished by SUPPLIER at no additional charge for PRODUCT purchased, repaired, replaced or refurbished hereunder.

    The SUPPLIER shall adhere in all material respects to the following requirements for packaging of PRODUCTS and or SOFTWARE:

      ME-000047NX, NYNEX Specification, Packing, Packaging and Palletization,
        Issue 7, November 1991.

      GR-1421-CORE, Bell Communications Research Generic Requirements, ESD-
        Protective Circuit Pack Containers, Issue 2, June 1995. *Note that Conditional/Objective Requirements CR4-33, O4-34, O4-41, O4-42, O4-54, CR4-56, and O4-57 shall be required.

    12.5.  MARKING

    All PRODUCT and/or related packaging furnished hereunder shall be marked for identification purposes with part number, or Comcode number, and/or SUPPLIER's Model/Serial number as applicable.

    In addition SUPPLIER agrees to adhere in all material respects to the following:

      NX-00008TRG, NYNEX Specification, Marking Specification, Issue 7,
        September 1993.

      ST-STS-000124, Bell Communications Research Technical Reference, Common
        Language Codes for Frame Identification, Issue 1, February 1989. TR-STS-000383, Bell Communications Research Technical Reference, Generic
        Requirements for Common Language Bar Code Labels, Issue 5, January 1991. GR-485-CORE, Bell Communications Research Generic Requirements, Common
        Language Equipment Coding Processes and Guidelines, Issue 2, October
        1995.
      QPS 94.890, Bell Communications Research Quality Program Specification,
        Common Language Equipment Identification (CLEI)/Bar Code Labels, Issue 4, February 1990.

    12.6.  TECHNICAL SUPPORT

    Technical Support shall include at least the following: field service and assistance, replacement and repair parts and/or repair SERVICES or PRODUCT, SERVICES and SOFTWARE; provided however, that the availability or performance of this Technical Support SERVICE shall not be construed as reducing SUPPLIER's obligations as set forth in the clause entitled "WARRANTIES" or elsewhere provided for in this AGREEMENT.

           12.6.A. FULL CUSTOMER SUPPORT DURING ENGINEERING, INSTALLATION AND CONVERSION PERIODS

           Prior to installation and during installation, testing and acceptance periods, subject to the terms of Appendix E hereof, entitled ENGINEERING, INSTALLATION AND INSTALLATION SUPPORT, BELL ATLANTIC and/or BELL ATLANTIC's agent shall be provided installation and technical support SERVICES and DOCUMENTATION as specified below:

           1. Twenty-four (24) hours per day, seven (7) days per week, SUPPLIER shall provide telephonic technical support SERVICES from its Technical Assistance Center (TAC) utilizing SUPPLIER's technical information for installation, testing, operation, maintenance, use, and analysis, all at no charge to BELL ATLANTIC. SUPPLIER shall provide, upon request, on-site technical personnel during cutover/in-service weekend 24 hours post cutover/in-service to ensure SYSTEM performance, at no charge to BELL ATLANTIC.

          2. SUPPLIER agrees that in the event PRODUCT and/or SOFTWARE does not perform substantially in accordance with the SPECIFICATIONS, then SUPPLIER will provide on-site technical support, at no charge to BELL ATLANTIC.

          3. SUPPLIER shall provide at no charge, as requested by BELL ATLANTIC, a project manager to represent SUPPLIER on all installation and technical support matters.

          4. Requests by BELL ATLANTIC for non-emergency acceptance assistance must be made at least five (5) days prior to the scheduled date.

           12.6.B.  CUSTOMER SUPPORT POST ACCEPTANCE

           After acceptance of PRODUCT and/or SOFTWARE by BELL ATLANTIC, SUPPLIER shall provide on-going, in-service technical support SERVICES and DOCUMENTATION as specified below:

                    1.   IN WARRANTY

                         a. SUPPLIER shall make available telephonic Technical Assistance Center (TAC) SERVICE, twenty-four (24) hours per day, seven (7) days per week, utilizing SUPPLIER's technical information for installation, testing, operation, maintenance, use, and analysis, all at no charge to BELL ATLANTIC.

                         b. In the event of an emergency or service-affecting condition involving the SYSTEM, SUPPLIER shall provide immediate technical support and shall work continuously until such emergency and/or service-affecting condition is remedied. On-site technical support within twenty four (24) hours shall be provided by SUPPLIER upon request of BELL ATLANTIC. On-site assistance required to correct a problem or defect under warranty shall be at no charge to BELL ATLANTIC. Notwithstanding the foregoing, in the event that on-site technical support is provided for a non-warranty defect, BELL ATLANTIC will be charged for such on-site technical support at the standard On-Site Technical Support rate as shown in Appendix A.

                    2.   OUT OF WARRANTY

                         a. SUPPLIER shall make available telephonic Technical Assistance Center (TAC) SERVICE, twenty-four (24) hours per day, seven (7) days per week, utilizing SUPPLIER's technical information for installation, testing, operation, maintenance, use, and analysis, at the Supplier Technical Support rates set forth in Appendix A.

                         b. Non-warranty technical support SERVICE charges shall be as shown in Appendix A. On site technical assistance within twenty four (24) hours shall be provided by SUPPLIER upon request by BELL ATLANTIC.

                         c. In the event of an emergency or service-affecting condition involving the SYSTEM, SUPPLIER shall provide immediate Technical support and shall work continuously until such emergency and/or servicing-affecting condition is remedied.

                         BELL ATLANTIC may call the following telephone number(s) for emergency technical assistance or TAC Support, or to escalate any problem at any time interval: 1-800-774-8327. In furtherance of this procedure, SUPPLIER shall provide BELL ATLANTIC with an escalation procedure and list within thirty (30) days of execution of this AGREEMENT by BELL ATLANTIC and SUPPLIER, that is agreed upon and satisfactory, as well as keep BELL ATLANTIC updated as to all changes to such procedure and list. For additional technical information, BELL ATLANTIC may contact SUPPLIER's technical assistance SERVICES on 1-800-774-8327.

                         In addition to SUPPLIER's obligations under Article 13 entitled WARRANTIES hereof, BELL ATLANTIC shall be entitled to technical maintenance and support at Supplier's then current fees and charges for a period of *after expiration or termination of this AGREEMENT.

    12.7.  ENGINEERING COMPLAINTS

    The SUPPLIER shall handle all engineering complaints ("ECs") submitted by BELL ATLANTIC in accordance with Bell Communications Research Generic Requirements, GR-230-CORE, "Generic Requirements for Engineering Complaints", Issue 1, September 1994.

    Upon receipt of an EC identified as a fire or safety hazard, SUPPLIER agrees to acknowledge receipt of such EC immediately. This response shall be followed up promptly with an additional response outlining the
    implementation and execution of the accepted resolution of   or corrective
    action to resolve the stated problem, or the date when the accepted solution will be completed.

    In the event that a BELL ATLANTIC EC is marked "SERVICE EMERGENCY," then SUPPLIER agrees to exert effort which goes beyond that which is customarily provided to resolve the EC. Such effort will be consistent with the level of effort SUPPLIER will furnish to support BELL ATLANTIC under Section 12.9 entitled REPAIRS AND REPLACEMENT, and Section 18.2 entitled EXTRAORDINARY SUPPORT.

    In the event the SUPPLIER anticipates that the solution to the EC will exceed thirty (30) days, then SUPPLIER shall issue bi-weekly EC Interim Reports to BELL ATLANTIC, reporting actions taken and progress made during the reporting period. In addition, such reports will indicate the date by which SUPPLIER anticipates that the ongoing EC study will be successfully concluded. This requirement modifies GR-230-CORE, Section 2.3.2.2.

    Upon acceptance of SUPPLIER's resolution by BELL ATLANTIC, SUPPLIER shall implement necessary changes within thirty (30) days or if changes cannot be implemented in the time period, mutually agree on a proposal for resolution within thirty (30) days, whereas such approval will not be unreasonably withheld.

    If BELL ATLANTIC disagrees with SUPPLIER on the implementation schedule and/or resolution of an EC, BELL ATLANTIC shall have the right to escalate the matter for review and/or resolution to higher management in accordance with the Alternate Dispute Resolution clause of this AGREEMENT.

    BELL ATLANTIC's point of contact for all EC information and correspondence shall be:

                              Supplier Quality Leader
                                   BELL ATLANTIC
                          240 East 38th Street, 14th Floor
                              New York, New York 10016


   * Confidential portion has been omitted and filed separately with the Secretary of the Commission.

    12.8.  CHANGES TO PRODUCT OR SOFTWARE CHANGE NOTICES ("PCNS")

    SUPPLIER shall notify BELL ATLANTIC in writing of any changes to PRODUCT and/or SOFTWARE in accordance with Bell Communications Research, GR-209-CORE, "Generic Requirements for PRODUCT Change Notices", Issue 2, January 1996. In addition, the following provisions shall apply:

    - SUPPLIER shall propose a schedule for the application of these changes at all PRODUCT or SOFTWARE locations, which schedule shall be mutually agreed upon with BELL ATLANTIC and its AFFILIATE prior to implementation.

    - If SUPPLIER develops a Method Of Procedure (MOP) for the change, the MOP shall be provided to BELL ATLANTIC with the PCN.

    - Any related Engineering Complaint Number shall be included on the PCN form.

    - If BELL ATLANTIC disagrees with the nature of, or with the classification which SUPPLIER assigns to, a change in PRODUCT or SOFTWARE, BELL ATLANTIC shall have the right to escalate the matter for review, reclassification, and resolution to higher levels of management in accordance with the Alternate Dispute Resolution clause of this AGREEMENT.

    - SUPPLIER shall provide all changed PRODUCT, SOFTWARE, and DOCUMENTATION for Class A and AC changes caused by a material defect in the PRODUCT OR SOFTWARE for a period of *from the date of last shipment of the affected PRODUCT or SOFTWARE, at no charge to BELL ATLANTIC.

    - DOCUMENTATION changes, required to satisfy SUPPLIER's obligations to provide Class A and AC changes to PRODUCT or SOFTWARE as specified herein, shall be provided by SUPPLIER at no charge to BELL ATLANTIC.

    - For those changes classified as "B" or "D", SUPPLIER shall notify BELL ATLANTIC in writing sixty (60) days prior to the effective date of such change to be made in the PRODUCT or SOFTWARE furnished under an ORDER.

    - SUPPLIER shall notify BELL ATLANTIC in writing when implementation of each field change has been completed at all affected locations.

    All correspondence relating to changes to PRODUCT or SOFTWARE shall be sent to the following individual or his successor(s) as appointed by BELL ATLANTIC and identified to SUPPLIER in writing in accordance with Section 19.7:
                                  Ms. Deborah Eury
                              Supplier Quality Leader
                                   BELL ATLANTIC
                           240 East 38th St., 14th. Floor
                                New York, N.Y. 10016

    12.9.  REPAIRS AND REPLACEMENT

           12.9.A.  REPAIR AND REPLACEMENT PROCEDURES

           SUPPLIER shall adhere in all material respects to QPS 82.061, Bell Communications Research Quality Program Specification, Repair and Return Operations of Telecommunications PRODUCTS - General, Issue 2, March 1985, or the most current issue of Bell Communications Research Quality Program Specification relating thereto, when repairing PRODUCT and/or SOFTWARE.

           BELL ATLANTIC shall furnish the following information with PRODUCT or SOFTWARE returned to SUPPLIER for repair:

           (1)  BELL ATLANTIC's  name and complete address;
           (2) name(s) and telephone number(s) of BELL ATLANTIC's employee(s) to contact in case of questions about the PRODUCT or SOFTWARE to be repaired;
           (3)  reference to BELL ATLANTIC's ORDER number, if applicable;
           (4) ship to address for return of repaired or replacement PRODUCT or SOFTWARE if different from (1);
           (5)  a complete list of PRODUCT or SOFTWARE returned;
           (6)  the nature of the defect or failure, if known.

           PRODUCT or SOFTWARE repaired by SUPPLIER shall have the repair completion date stenciled or otherwise identified in a permanent manner at a readily visible location on the PRODUCT or SOFTWARE to the extent practicable; otherwise it shall be indicated in DOCUMENTATION accompanying the PRODUCT and/or SOFTWARE. The repaired PRODUCT and/or SOFTWARE shall be returned with a tag or other DOCUMENTATION affirming that the required repairs have been made.


           * Confidential portion has been omitted and filed separately with the Secretary of the Commission.

           SUPPLIER shall maintain a record of all No Trouble Founds ("NTFs") which permits tracking of NTFs to assure that any PRODUCT or SOFTWARE that has been categorized as an NTF for the third time is not returned to BELL ATLANTIC of its AFFILIATES for future deployment.

           When requested in the ORDER, SUPPLIER shall hold replaced parts for inspection and resale to BELL ATLANTIC at prices and terms to be agreed upon.

           SUPPLIER acknowledges that this AGREEMENT does not grant SUPPLIER an exclusive privilege to repair any or all of the PRODUCT or SOFTWARE purchased and/or licensed hereunder for which BELL ATLANTIC may require repair. BELL ATLANTIC acknowledges that repair of any or all of the PRODUCT or SOFTWARE by anyone other than SUPPLIER may void the warranties set forth in Section 13.

           12.9.B.  PRE-ACCEPTANCE

           During the installation of PRODUCT and SOFTWARE ordered under this AGREEMENT or after installation, but before notification of acceptance by BELL ATLANTIC, defective PRODUCT or SOFTWARE will be replaced with new PRODUCT or SOFTWARE, at no charge to BELL ATLANTIC (provided that any such defect shall not have been caused by the installation of the PRODUCT or SOFTWARE by BELL ATLANTIC, one of its AFFILIATES or AFFILIATE'S agents). SUPPLIER shall ship such new PRODUCT or SOFTWARE to a location specified by BELL ATLANTIC within five (5) business days of receipt of notice by SUPPLIER. For purposes of this AGREEMENT, "new PRODUCT" or "new SOFTWARE" shall mean PRODUCT or SOFTWARE directly from the manufacturing assembly line or from SUPPLIER's finished goods inventory, provided that said PRODUCT has not been previously repaired or reconditioned.

           BELL ATLANTIC shall return any such defective new PRODUCT or SOFTWARE within thirty (30) days after receipt of replacement PRODUCT or SOFTWARE. If defective new PRODUCT or SOFTWARE is not received at SUPPLIER's repair facility within forty-five (45) days after shipment of replacement PRODUCT or SOFTWARE, SUPPLIER will invoice for the PRODUCT or SOFTWARE.

           All transportation charges for new PRODUCT or SOFTWARE returned to SUPPLIER for repair/replacement shall be borne by SUPPLIER. All risk of in-transit loss or damage to new PRODUCT or SOFTWARE returned to SUPPLIER for repair/replacement shall be borne by BELL ATLANTIC.

           12.9.C.  IN WARRANTY

           The following provisions define the obligations of the parties in the event a breach of warranty occurs in PRODUCT or SOFTWARE during the applicable Warranty Period, as described in Article 13, entitled WARRANTIES.

          (1) BELL ATLANTIC must notify SUPPLIER in writing of the claimed defect or non-conformity not later than ten (10) days after the expiration of the applicable Warranty Period.

          (2) SUPPLIER shall provide written instructions covering return of such defective PRODUCT or SOFTWARE.

          (3)  SUPPLIER shall:

               a) at SUPPLIER's option, either repair, replace or correct the PRODUCT or SOFTWARE without charge at its manufacturing or repair facility within fifteen (15) working days from the date the PRODUCT or SOFTWARE is received at SUPPLIER's repair facility. Where defective or nonconforming PRODUCT or SOFTWARE is readily returnable, it shall be removed and sent to SUPPLIER by BELL ATLANTIC in accordance with instructions for return of PRODUCT or SOFTWARE provided by SUPPLIER in (B) (2) above, at BELL ATLANTIC's expense. If repaired or replaced, SUPPLIER shall return the PRODUCT or SOFTWARE to BELL ATLANTIC at a destination within the contiguous forty-eight United States designated by BELL ATLANTIC at SUPPLIER's expense; or

               b) if the PRODUCT or SOFTWARE is not repairable or replaceable, or is not correctable, at the option of BELL ATLANTIC or BELL ATLANTIC's AFFILIATE provide a refund or credit of all monies paid for the PRODUCT or SOFTWARE.

               c) Notwithstanding the provisions of (b) above, if the PRODUCT and SOFTWARE subject to defect or non-conformity is determined to be repairable but not readily returnable for repair, SUPPLIER shall, at BELL ATLANTIC's option, either repair the PRODUCT or SOFTWARE at BELL ATLANTIC's or its AFFILIATE's site without charge, or remove the PRODUCT or SOFTWARE from BELL ATLANTIC's or its AFFILIATE's site and replace the PRODUCT or SOFTWARE at no charge to BELL ATLANTIC.

               d) If requested, SUPPLIER shall ship to BELL ATLANTIC replacement PRODUCT or SOFTWARE within five (5) business days of such request to BELL ATLANTIC's designated location. BELL ATLANTIC shall return defective PRODUCT or SOFTWARE within thirty (30) days after receipt of replacement PRODUCT or SOFTWARE. At the time of the request, BELL ATLANTIC will provide SUPPLIER with a Purchase ORDER for the purchase price of the replacement PRODUCT or SOFTWARE to be shipped. If defective PRODUCT or SOFTWARE is not received at SUPPLIER's repair facility within forty-five
                    (45) days after shipment of replacement PRODUCT or SOFTWARE, SUPPLIER will invoice for the PRODUCT or SOFTWARE.

           12.9.D.  OUT OF WARRANTY

           The following provisions define the obligations of the parties in the event repairs or replacements of PRODUCT or SOFTWARE are necessary after the applicable Warranty Period has expired.

           SUPPLIER agrees to provide repair or replacement SERVICES and replacement parts for all PRODUCT and SOFTWARE ordered hereunder at the prices in Appendix A hereto, entitled PRICES, SCHEDULES, DISCOUNTS, for the effective period of the AGREEMENT and thereafter at SUPPLIER's current list prices, as long as SUPPLIER is still furnishing such PRODUCT and SOFTWARE; or repair parts therefor, but in no event for less than the minimum support periods set forth in Section 18.1 hereof entitled CONTINUING AVAILABILITY.

          (1) BELL ATLANTIC must notify SUPPLIER in writing of the claimed defect or non-conformity.

          (2) SUPPLIER shall provide written instructions covering return of such defective PRODUCT or SOFTWARE.

          (3) If the defective PRODUCT or SOFTWARE is readily returnable, it shall be removed and sent to SUPPLIER by BELL ATLANTIC in accordance with instructions for return of PRODUCT or SOFTWARE provided by SUPPLIER, at BELL ATLANTIC's or its AFFILIATE's expense and BELL ATLANTIC's or its AFFILIATE's risk of loss or damage. SUPPLIER shall repair, replace or correct the PRODUCT or SOFTWARE at its manufacturing or repair facility within fifteen
               (15) working days from the date the PRODUCT or SOFTWARE is received at SUPPLIER's facility or pursuant to such other mutually agreeable schedule. If the defective PRODUCT or SOFTWARE is repaired or replaced, SUPPLIER shall return the PRODUCT or SOFTWARE to BELL ATLANTIC at a destination within the contiguous forty-eight United States designated by BELL ATLANTIC at SUPPLIER's expense.

          (4) If the PRODUCT and SOFTWARE subject to defect or non-conformity is determined to be repairable but not readily returnable for repair (or either party requests that the repair of readily returnable PRODUCT or SOFTWARE be performed on-site), SUPPLIER shall, at its option, either repair the PRODUCT or SOFTWARE at BELL ATLANTIC's or its AFFILIATE's site at prices specified in Appendix A hereto entitled PRICES, SCHEDULES, DISCOUNTS for the on-site repair SERVICE plus travel and living expenses for the repair personnel, or remove the PRODUCT or SOFTWARE from BELL ATLANTIC's site and replace and install the replacement PRODUCT or SOFTWARE at prices specified in Appendix A hereto entitled PRICES, SCHEDULES, DISCOUNTS. All on-site repairs or replacements shall be made pursuant to mutually agreed upon schedules.

          (5) If PRODUCT or SOFTWARE is returned to SUPPLIER for repair as provided for in this clause, and is determined to be beyond repair, or repair costs are expected to exceed fifty percent (50%) of the cost of replacement, SUPPLIER shall so notify BELL ATLANTIC prior to making the repair.

          Invoices originated by SUPPLIER for repair SERVICES for PRODUCT or SOFTWARE out of warranty must be clearly identified as such, and must contain:

               a)   a reference to BELL ATLANTIC's ORDER for these repair
                    SERVICES;
               b)   a description of SERVICES rendered by SUPPLIER; and
               c) an itemized listing of parts and labor charges, when repairs are done on a time and materials basis.

          If requested by BELL ATLANTIC, SUPPLIER shall dispose of unrepairable PRODUCT or SOFTWARE, consistent with sound commercial practices, and remit to BELL ATLANTIC the net salvage value received by SUPPLIER, if any.

           12.9.E.  EMERGENCY "OUT OF SERVICE" CONDITIONS.

           So long as SUPPLIER is providing regular repair service as set forth in (C) and (D) above, SUPPLIER shall provide emergency replacement service and on-site repairs, in the event of an emergency out of service condition caused by defective PRODUCT or SOFTWARE. SUPPLIER will start repairs or ship a new, or functionally equivalent replacement, within twenty four (24) hours or as soon as is reasonably possible after receipt of verbal notification. If BELL ATLANTIC is not satisfied with the emergency replacement service and/or on site repairs, BELL ATLANTIC shall have the right to escalate the matter for review and expeditious resolution to higher levels of management pursuant to the Alternate Dispute Resolution clause of this AGREEMENT.

     12.10  DETAIL ENGINEERING, OFFICE RECORDS

     When detail engineering is performed by the SUPPLIER as part of the SERVICES, the SUPPLIER shall be responsible for all detail engineering and agrees to use a BELL ATLANTIC certified or approved detail engineering sub-contractor to provide full detail engineering SERVICES, consisting of writing a detailed specification, creating and/or updating central office drawings and records, including the Equipment Inventory Update ("EIU") form and the ordering of all PRODUCTs and equipment needed to complete the job in compliance to BELL ATLANTIC requirements, methods, procedures and standards.

     When detail engineering is performed by BELL ATLANTIC, its AFFILIATES and/or its AFFILIATE agents in connection with the SERVICES to be rendered by SUPPLIER hereunder, the SUPPLIER shall provide engineering support by making available to BELL ATLANTIC, its AFFILIATES and/or its AFFILIATE agents, all DOCUMENTATION and drawings as may be necessary to engineer the equipment into the network, at no additional cost.

     12.11   INSTALLATION BY SUPPLIER

     If requested in an ORDER, SUPPLIER shall provide full installation SERVICES as described in Appendix E (Engineering, Installation and Installation Support) using a certified supplier as a sub-contractor. During installation, BELL ATLANTIC shall be given the opportunity to observe, witness and review the tests performed by SUPPLIER's installation forces, and review all test results and trouble reports to ensure conformity to SPECIFICATIONS. BELL ATLANTIC shall have early access to the SYSTEM to perform joint testing with SUPPLIER, as well as BELL ATLANTIC's and/or its AFFILIATES' own independent testing of work completed by SUPPLIER.

     When SUPPLIER completes installation SERVICES hereunder, SUPPLIER shall provide to BELL ATLANTIC a Notice of Installation Completion, in writing, which may include electronic transmission or similar communications.

     12.12   INSTALLATION BY BELL ATLANTIC, ITS AFFILIATES OR AFFILIATE'S
             AGENTS

          12.12.A  INSTALLATION INTERVAL AND DOCUMENTATION

          Except for those installation SERVICES which are to be performed by SUPPLIER as identified in Appendix E hereto, entitled ENGINEERING, INSTALLATION AND INSTALLATION SUPPORT or as would be performed under Article 11.4 of this AGREEMENT, entitled CHANGE ORDER, all Installation will be performed by BELL ATLANTIC or a certified supplier contracted by BELL ATLANTIC.

          When installation of PRODUCT and/or SOFTWARE is performed by BELL ATLANTIC and/or its AFFILIATE's agent, BELL ATLANTIC, its AFFILIATE and/or AFFILIATE's agent will be granted an installation interval equal to SUPPLIER's standard installation interval for such PRODUCT and/or SOFTWARE. At the completion of the installation interval, the Acceptance Period will begin (as defined in 12.13 below).

          SUPPLIER shall furnish at no charge to BELL ATLANTIC SUPPLIER's customary and current, updated relevant and complete DOCUMENTATION to support BELL ATLANTIC, its AFFILIATE's and/or agent's installation, acceptance, turnover, cutover/in-service, and maintenance.

          12.12.B INSTALLATION PROCEDURES

          SUPPLIER shall meet with BELL ATLANTIC (Early Job Conferences, contact meetings, test and analysis meetings) to collect all essential information needed and to jointly prepare a Method of Procedure (MOP) regarding the installation. SUPPLIER, BELL ATLANTIC and/or its AFFILIATE's agent shall plan all aspects of the job and a sequence of performance to complete the job on schedule, which is understood and mutually agreeable to both parties. All job requirements should be discussed, resolved and approved by BELL ATLANTIC at these preliminary meetings, including schedules (ordering, installation start, in-progress job status, completion, etc.), quality, technical and performance issues, workmanship, and acceptance testing.

     12.13.  ACCEPTANCE

     The SYSTEM(s), PRODUCT, SOFTWARE and SERVICES to be furnished or delivered pursuant to ORDER(s) issued under this AGREEMENT shall be subject to acceptance as follows:

     Upon completion of the installation, BELL ATLANTIC will be granted up to a thirty (30) day period (Acceptance Period) to test for substantial conformance with SPECIFICATIONS utilizing SUPPLIER's standard acceptance test procedures and BELL ATLANTIC's and/or its AFFILIATE's own independent requirements, standards and testing procedures. Upon successful completion of such testing, BELL ATLANTIC will issue a Notice of Acceptance to SUPPLIER. In the event a Notice of Defects has been issued by BELL ATLANTIC, SUPPLIER shall start to correct defects within ninety-six (96) hours of such Notice, as set forth in Section 12.9 hereof entitled REPAIRS AND REPLACEMENT. Upon completion of such corrective actions by SUPPLIER, BELL ATLANTIC shall have the opportunity to retest the new or replacement PRODUCT and/or SOFTWARE. Time required by SUPPLIER to correct deficiencies and for BELL ATLANTIC to retest the new PRODUCT and/or SOFTWARE shall not apply to the thirty (30) day Period of Acceptance.

     12.14.  INFORMATION KEPT CURRENT

     On a continuing basis SUPPLIER shall provide, at no charge to BELL ATLANTIC, Installation Alerts and Broadcast Warnings, PRODUCT Change Notices, and DOCUMENTATION for changes to PRODUCT, SOFTWARE, non-conformance to SPECIFICATIONS, service affecting items, acceptance and installation issues. SUPPLIER will review specific requirements for additional notices when requested by BELL ATLANTIC. SUPPLIER shall establish and maintain a list of BELL ATLANTIC's and/or its AFFILIATES and/or AFFILIATE's agent's personnel and organizations responsible for each SYSTEM installation and shall promptly provide Installation Alerts and Broadcast Warnings necessary to support PRODUCT and SOFTWARE supplied by SUPPLIER during the Acceptance Period and thereafter for a period of *at no charge to BELL ATLANTIC.

     For each ORDER placed, SUPPLIER shall be accountable to BELL ATLANTIC to advise them of the shipping and delivery status of each ORDER placed, to maintain shipping intervals, and to provide repairs and replacement for PRODUCT and/or SOFTWARE, as set forth in this AGREEMENT. If BELL ATLANTIC is not satisfied with such shipping and delivery status and/or on-site repairs, BELL ATLANTIC shall have the right to escalate the matter for review and expeditious resolution to higher levels of management in accordance with the Alternate Dispute Resolution provision of this AGREEMENT.

     12.15   CORRECTIVE ACTION

     In any case where a material portion of any particular PRODUCT or SERVICE does not substantially meet the SPECIFICATIONS, the SUPPLIER shall respond with a documented Corrective Action plan. The plan shall address the unacceptable condition with a root cause analysis of the problem, the proposed solution, the process modification to prevent reoccurrence, the time frame for the changes, and the person(s) responsible for the implementation of the plan.

     The Corrective Action plan shall be presented to BELL ATLANTIC's Supplier Quality Organization for concurrence prior to implementation.

     12.16. CONTINUOUS IMPROVEMENT PLAN [SOFTWARE QUALITY IMPROVEMENT PLAN ("SQIP")

     SUPPLIER shall have a documented plan for continuously assessing and improving the quality and reliability of PRODUCT and SOFTWARE used in network applications. SUPPLIER's Software Quality Improvement Plan
     (SQIP) shall (i) incorporate a documented set of metrics, reasonably acceptable to BELL ATLANTIC, that will assess internal development data and field performance data in order to improve SUPPLIER's on-line performance for PRODUCTS deployed in BELL ATLANTIC and (ii) conduct metric collection, analysis and reporting on a continual basis.

     SUPPLIER also shall perform a Post Mortem analysis after each major SOFTWARE release. Such analysis should determine which development stage activities were accomplished smoothly and which activities contributed to problems that effected quality or scheduling. Results of the analysis should yield documented process improvement plans which will be implemented before development of the next release begins.

     All information in SUPPLIER's SQIP shall be made available for semi-annual review by BELL ATLANTIC. This includes, but is not limited to, plans, procedures and results.

13.     WARRANTIES

     13.1    WARRANTY OF TITLE

     SUPPLIER warrants that it shall have as of the Acceptance Date of each PRODUCT free and clear title to, and the right to possess, use, sell, transfer, assign, any and all PRODUCTS that are sold or otherwise provided to BELL ATLANTIC by SUPPLIER pursuant to this AGREEMENT. SUPPLIER warrants that it shall have as of the Acceptance Date of any LICENSED MATERIALS, and throughout any applicable license term hereunder, including any renewals or extensions hereof, free and clear title to, and the right to possess, license or sublicense any and all LICENSED MATERIALS that are licensed or otherwise provided to BELL ATLANTIC by SUPPLIER pursuant to this AGREEMENT. Except as permitted in this AGREEMENT or in an ORDER, SUPPLIER shall not create or permit the creation of any lien, encumbrance, or security interest in any PRODUCT licensed to BELL ATLANTIC, or sold to BELL ATLANTIC and for which title has not yet passed to BELL ATLANTIC, without the prior written consent of BELL ATLANTIC. Title to any PRODUCT licensed by BELL ATLANTIC hereunder shall remain with SUPPLIER or its third party licensors through the applicable license term, unless otherwise specified in this AGREEMENT or related ORDER(s).


   * Confidential portion has been omitted and filed separately with the Secretary of the Commission.

     13.2    PRODUCT

     SUPPLIER warrants to BELL ATLANTIC that PRODUCT will be free from material defects in product and workmanship, will materially conform to and perform materially in accordance with the SPECIFICATIONS, as set forth in this AGREEMENT, except as modified by an ORDER. All warranties shall survive inspection, acceptance and payment.

     13.3    SOFTWARE

     SUPPLIER warrants to BELL ATLANTIC that the SOFTWARE media delivered hereunder will be free from material defects and that the SOFTWARE licensed under this AGREEMENT shall properly function in the specific applicable SYSTEM environment, and shall conform, function and perform materially in accordance with the DOCUMENTATION provided with the SOFTWARE and SUPPLIER's published specifications for that specific SOFTWARE release licensed hereunder, in all material respects, including, but not limited to, operating performance, memory requirements, response and run times and timing characteristics, compatibility and modularity. In the event the SOFTWARE fails to perform as described above during the Warranty Period, SUPPLIER shall promptly correct or replace the SOFTWARE, without charge to BELL ATLANTIC. Where the defect is service affecting the Warranty Period shall be temporarily suspended during the period needed to correct the defect and upon correction shall restart for the remaining
     Warranty Period or *whichever is greater.

     The warranty shall apply to the initial SOFTWARE delivery for each SYSTEM. Subsequent to the applicable Warranty Period, each SYSTEM is eligible for participation in the Software Upgrade Program, and BELL ATLANTIC may request SUPPLIER continue maintenance in accordance with Appendix J entitled SOFTWARE UPGRADE PROGRAM.

     SUPPLIER further warrants to BELL ATLANTIC that, for a period of *following the Acceptance Date for any SYSTEM: (i) No release by SUPPLIER of any operating SOFTWARE for such SYSTEM shall eliminate, reduce, or degrade the performance capabilities of such SYSTEM from the corresponding level of performance at the Acceptance Date for such SYSTEM; and (ii) any applications SOFTWARE licensed at such time will function on such SYSTEM, unless specifically noted in the appropriate ORDER; (iii) SUPPLIER shall maintain the previous two (2) dot release levels of any SOFTWARE, or all levels released over the previous *, whichever is longer.

     13.4    WARRANTY PERIOD

          13.4.A   COMMENCEMENT

          The term "Warranty Period" as used in this AGREEMENT and any supplemental terms and conditions, means the period of time listed below unless the parties have agreed in writing to a different warranty period. The warranty period for commences on:

          1. if installed by SUPPLIER, on the date PRODUCT and/or SOFTWARE is accepted by BELL ATLANTIC;

          2. if not installed by SUPPLIER and the PRODUCT and/or SOFTWARE is offered by SUPPLIER on an Engineer (E), Furnish (F), and Install (I), an E and F, or an F basis, on the earlier of (i) the Acceptance Date and (ii) the last day of the Acceptance Period, unless otherwise agreed in writing; and

          3. for other PRODUCT, but only if specifically noted, on the date of receipt of the PRODUCT at the location specified by BELL ATLANTIC.

          13.4.B.  PRODUCT

          The warranty period for PRODUCT is as follows:

                               WARRANTY PERIOD
          PRODUCT TYPE            NEW PRODUCT     REPAIR/REPLACEMENT PRODUCT
          ------------            -----------     --------------------------
          T3AS PRODUCT                 *                     *
          TEST EQUIPMENT               *                     *
          APPARATUS                    *                     *
          PARTS                        *                     *
          PICS ITEMS DESIGNATED        *                     *
          IN APPENDIX A

          The *warranty shall apply to the *units of *ordered under P.O. N3165089 and the quantity of *units of *ordered under PO N3109161.




          * Confidential portion has been omitted and filed separately with the Secretary of the Commission.

          13.4.C  SOFTWARE

          The warranty period for SOFTWARE is as follows:

                               WARRANTY PERIOD
          PRODUCT TYPE            NEW PRODUCT     REPAIR/REPLACEMENT PRODUCT
          ------------            -----------     --------------------------
                                       *                     *.

          13.4.D. THIRD PARTY PRODUCTS AND SOFTWARE

          Third party PRODUCTs (other than SYSTEM (including extensions or additions)), and limited to PRODUCTs purchased by SUPPLIER at the specific written request of BELL ATLANTIC which are not normally furnished by SUPPLIER as part of the specified PRODUCT), will have the remainder of the manufacturer's warranty. If the manufacturer's warranty cannot be passed through to BELL ATLANTIC, SUPPLIER will be responsible for providing the same warranty protection as the manufacturer's warranty. With respect to third party SOFTWARE, SUPPLIER will assign to BELL ATLANTIC all warranties allowed by the manufacturer.

          13.4.E. CONSUMABLE COMPONENTS

          The warranties set forth in this clause shall not apply to components of the PRODUCT which are normally consumed in operation or which have a normal life inherently shorter than the applicable warranty period such as light bulbs and fuses.

          13.4.F. IDENTICAL SYSTEM(s), PRODUCT, OR SOFTWARE

          Once acceptance occurs, for record keeping purposes, the Warranty Period on all subsequently furnished identical SYSTEM(s), PRODUCT, SOFTWARE or SERVICES shall begin upon shipment of the SYSTEM(s), PRODUCT, SOFTWARE or completion of the SERVICES, as applicable, and shall continue thereafter for the period of time specified in this
          Section 13.4; provided, however, the parties agree that the initiation of and coverage by the warranty is entirely independent of acceptance, including BELL ATLANTIC's rights and remedies in acceptance, and is not intended to nor shall it be construed as in any way precluding, limiting or otherwise affecting BELL ATLANTIC's acceptance rights which shall be and remain as set forth in the
          Section 12.13 entitled ACCEPTANCE.

          13.4.G. EXTENSION FOR NON-CONFORMING PRODUCT OR SOFTWARE

          In all instances where the repair or replacement of SYSTEM(s), PRODUCT and/or SOFTWARE is not completed within twenty-one (21) days of SUPPLIER's receipt of non-compliant PRODUCT or receipt of notification of non-compliant SOFTWARE, the warranty period shall be extended for a period equivalent to the time required by SUPPLIER to complete the repair or replacement.

     13.5    YEAR 2000

          13.5.A. YEAR 2000 TESTING

          SUPPLIER commits to complete its internal Year 2000 testing by the end of the *. SUPPLIER will submit its internal test plans and test results to a third party for independent verification. This includes a compliance audit of SUPPLIER's test criteria, test plans, test cases, and test results against GR-2945-CORE Year 2000 regression set. SUPPLIER agrees that Year 2000 system testing will be performed at BELL ATLANTIC. SUPPLIER shall solicit customer input and participation in the creation of the BELL ATLANTIC Y2K system test plan and subsequent testing. SUPPLIER shall rpovide the first office application of the Year 2000 version of the SOFTWARE to BELL ATLANTIC by no later than *.

          13.5.B. SOFTWARE

          SUPPLIER represents and warrants that, upon completion of its internal Year 2000 testing of the applicable SOFTWARE, such SOFTWARE delivered hereunder shall record, store, process, and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as such SOFTWARE record, store, process and present calendar dates falling on or before December 31, 1999. SUPPLIER further represents and warrants that in all other respects such SOFTWARE shall not in any way lose functionality or degrade in performance as a consequence of such SOFTWARE operating at a date later than December 31, 1999. Without limitation of the foregoing, SUPPLIER's representatives will consult with BELL ATLANTIC's or its AFFILIATE's designated representative for century date change requirements, to ensure that such SOFTWARE will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, and to use commercially reasonable efforts to ensure that such SOFTWARE will be interoperable with other software used by BELL ATLANTIC or its AFFILIATE which may deliver records to such SOFTWARE, receive records from such SOFTWARE, or interact with such SOFTWARE in the course of processing data.




          * Confidential portion has been omitted and filed separately with the Secretary of the Commission.

          13.5.C  SYSTEMS

          SUPPLIER represents and warrants that, upon completion of its internal Year 2000 testing of the applicable SYSTEM, such SYSTEMS delivered hereunder will record, store, process, and present calendar dates falling on or after January 1, 2000, and with the same functionality, as such SYSTEMS record, store, process and present calendar dates falling on or before December 31, 1999. SUPPLIER further represents and warrants that in all other respects such SYSTEMS shall not in any way lose functionality or degrade in performance as a consequence of such SYSTEMS operating at a date later than December 31, 1999. Without limitation of the foregoing, SUPPLIER's representatives will consult with BELL ATLANTIC's or its AFFILIATE's designated representative for century date change requirements, to ensure that such SYSTEMS will lose no functionality nor will they degrade in performance with respect to the introduction of records containing dates falling on or after January 1, 2000, and to use commercially reasonable efforts to ensure that such SYSTEMS will be interoperable with other SYSTEMS used by BELL ATLANTIC which may deliver records to such SYSTEMS, receive records from such SYSTEMS, or interact with such SYSTEMS, in the course of processing data.

     Notwithstanding the foregoing, SUPPLIER shall have no responsibility for any loss of functionality or degradation or failure to record, store, process or present calendar dates falling on or after January 1, 2000 caused by the failure to so perform of any SOFTWARE or SYSTEMs, other than SUPPLIER's, used by BELL ATLANTIC or any of its Affiliates or any other supplier.

     13.6    ILLICIT CODE

     SUPPLIER warrants to the best of the knowledge of its management as of the Effective Date of this Agreement, unless (a) authorized in writing by BELL ATLANTIC or (b) necessary to perform valid duties under this AGREEMENT, any SOFTWARE provided to BELL ATLANTIC by SUPPLIER hereunder shall:

     (a)  contain no hidden files;

     (b) not replicate, transmit, or activate itself without control of a person operating computing equipment on which it resides; (

     (c) not alter, damage, or erase any data or computer programs without control of a person operating the computing equipment on which it resides, except, and to the extent, required by BELL ATLANTIC .

     Notwithstanding anything elsewhere in this AGREEMENT to the contrary, in the event of SUPPLIER's breach of this Section 13.6, SUPPLIER shall be in default of this AGREEMENT, and no cure period shall apply. In addition to any other remedies available to it under this AGREEMENT, BELL ATLANTIC reserves the right to pursue any civil and/or criminal penalties available to it against the SUPPLIER.

     13.7    SERVICES

     SUPPLIER warrants to BELL ATLANTIC and BELL ATLANTIC's AFFILIATES that SERVICES provided hereunder shall be performed in a professional and workman-like manner, and in accordance with applicable SPECIFICATIONS. All warranties shall survive inspection, acceptance and payment.

     13.8    EMPLOYEES AND SUBCONTRACTORS BOUND

     SUPPLIER represents that it has and will maintain appropriate agreement(s) with its employees, or (without altering the restrictions against subcontracting set forth elsewhere in this AGREEMENT) others whose services SUPPLIER may require, sufficient to enable it to comply with all provisions of this AGREEMENT, including, without limitation, the provisions relating to intellectual property. Upon request by BELL ATLANTIC and if permitted by the terms of any such agreement, SUPPLIER shall make such agreements available for inspection by BELL ATLANTIC.

     13.9    LIMITATIONS ON WARRANTIES

     SUPPLIER'S PERFORMANCE UNDER WARRANTY AS SET FORTH IN THIS ARTICLE 13 SHALL NOT REQUIRE SUPPLIER TO REPAIR OR REPLACE ANY DEFECTIVE SYSTEM, PRODUCT, SOFTWARE, LICENSED MATERIALS OR DOCUMENTATION WHERE IT CAN BE SHOWN THAT (I) THE DEFECT WAS CAUSED DIRECTLY BY THE MODIFICATION OR ALTERATION OF THE SYSTEM, PRODUCT, SOFTWARE, LICENSED MATERIALS OR DOCUMENTATION BY ANYONE OTHER THAN SUPPLIER, (II) THE DEFECT WAS CAUSED DIRECTLY BY A FAILURE TO MAINTAIN THE SYSTEM, PRODUCT, SOFTWARE, LICENSED MATERIALS OR DOCUMENTATION IN ACCORDANCE WITH SUPPLIER'S MAINTENANCE RECOMMENDATIONS, (III) THE DEFECT WAS CAUSED DIRECTLY BY A FAILURE TO INSTALL THE SYSTEM, PRODUCT, SOFTWARE, LICENSED MATERIALS OR DOCUMENTATION IN ACCORDANCE WITH SUPPLIER'S INSTALLATION PROCEDURES,
     (IV) THE DEFECT WAS CAUSED DIRECTLY BY OPERATING THE SYSTEM, PRODUCT, SOFTWARE, LICENSED MATERIALS OR DOCUMENTATION IN A MANNER OTHER THAN THAT SPECIFIED BY SUPPLIER, (VI) THE DEFECT WAS CAUSED DIRECTLY BY

     THE ABUSE, NEGLIGENCE OR OTHER IMPROPER TREATMENT (INCLUDING, WITHOUT LIMITATION, USE OUTSIDE THE RECOMMENDED ENVIRONMENT) TO WHICH THE SYSTEM, PRODUCT, SOFTWARE, LICENSED MATERIALS OR DOCUMENTATION HAS BEEN SUBJECTED OR V)THE SYSTEM, PRODUCT, SOFTWARE, LICENSED MATERIALS OR DOCUMENTATION HAS HAD ITS SERIAL NUMBER REMOVED OR ALTERED. BELL ATLANTIC'S SOLE REMEDY UNDER THIS PROVISION FOR A BREACH OF WARRANTY IS AS STATED IN SECTION 12.9 (REPAIRS AND REPLACEMENT) ABOVE. EXCEPT AS SET FORTH IN THIS AGREEMENT AND ANY ATTACHMENTS THERETO, SUPPLIER MAKES NO OTHER WARRANTIES WITH RESPECT OT THE SYSTEM, PRODUCTS, MATERIALS, SOFTWARE, LICENSED MATERIALS, OR DOCUMENTATION, OR ANY SERVICES AND DISCLAMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. FURTHER, EXCEPT AS SET FORTH IN THIS AGREEMENT AND ANY ATTACHMENTS THERETO, SUPPLIER DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE PRODUCTS, SYSTEM SOFTWARE, LICENSED MATERIALS OR DOCUMENTATION IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE.

14.   COMPLIANCE WITH REGULATIONS

     14.1    COMPLIANCE WITH LAWS

     SUPPLIER and all persons furnished by SUPPLIER shall comply in all material respects with the applicable EEO, Fair Labor Standards Act and all other applicable federal, state, county and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in its or their performance under this AGREEMENT or an ORDER issued pursuant hereto.

     This AGREEMENT is subject to applicable laws and executive orders relating to equal opportunity and nondiscrimination in employment. SUPPLIER and all persons furnished by SUPPLIER shall not unlawfully discriminate in its employment practices against any person by reason of race, religion, color, sex, disability or national origin and agrees to comply with the provisions of said laws and orders to the extent applicable in the performance of this AGREEMENT and as set forth in the attached Non-Discrimination Compliance Undertaking.

     SUPPLIER agrees to indemnify and hold harmless BELL ATLANTIC for, from and against and defend BELL ATLANTIC against, any loss or damage sustained because of SUPPLIER's non-compliance of this Section 14.1.

     14.2    RADIO FREQUENCY ENERGY STANDARDS

     PRODUCT furnished hereunder shall, at time of shipment, comply to the extent applicable with the requirements of Subpart J of Part 15 of the Federal Communications Commission's Rules and Regulations, as they may be amended from time to time, including those Sections concerning the labeling of such PRODUCT and the suppression of radio frequency and electro-magnetic radiation to the specified levels. Should the PRODUCT during use fail to meet relevant parts of the FCC Rules and Regulations for spurious emission and interference to radio communications, SUPPLIER shall provide to BELL ATLANTIC information relating to methods of suppressing such interference. In the event such interference cannot reasonably be suppressed, then all remedies as provided by Section 13 entitled WARRANTIES shall apply.

     14.3    REGISTRATION

     When PRODUCT furnished under this AGREEMENT is subject to registration under Part 68 of the Federal Communications Commission's Rules and Regulations as they may be amended from time to time ("Part 68"), SUPPLIER warrants that such PRODUCT furnished under this AGREEMENT is registered under and complies with Part 68 including, but not limited to, all labeling and customer instruction requirements unless such PRODUCT is furnished as part of a technical field trial or unless the PRODUCT is provided for SERVICES not covered or exempt under Part 68. SUPPLIER agrees to defend and hold BELL ATLANTIC harmless from any liability, claim or demand (including the costs, expenses and reasonable attorney's fees on account thereof) that may arise solely out of SUPPLIER's non-compliance with
     Part 68. BELL ATLANTIC agrees to promptly notify SUPPLIER of any liability, claim or demand against BELL ATLANTIC for which SUPPLIER is responsible under this clause and gives SUPPLIER full opportunity and authority to assume the defense, including appeals, and to settle such liability, claims and demands.

     14.4.   GOVERNMENT CONTRACT PROVISIONS

     ORDERs placed pursuant to this AGREEMENT containing a notation that the PRODUCT is intended for use under government contracts shall, upon acceptance by SUPPLIER, be subject to the then current government provisions referenced thereon or in attachments thereto.

     14.5.  ENVIRONMENTAL COMPLIANCE

     A. SUPPLIER hereby warrants, represents and certifies that SUPPLIER's performance of this AGREEMENT, SUPPLIER's PRODUCTS and the result of SUPPLIER's SERVICES rendered hereunder conform to and shall conform and comply in all material respects with all applicable Federal, State, County and Municipal laws, statutes, regulations, and codes which relate to environmental protection and employee protection including, but not limited to, the Atomic Energy Act, Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Federal Insecticide, Fungicide and Rodenticide Act, Hazardous Materials Transportation Act, Marine Protection, Research and Sanctuaries Act, National Environmental Policy Act, Noise Control Act, Occupational Safety and Health Act, Safe Drinking Water Act, Solid Waste Disposal Act, Toxic Substances Control Act, and any equivalent or similar state, county, or local law, regulation, statute, code, or ordinance.

     B. "State" refers to the State of New York, the state where, or in which, SUPPLIER'S performance occurs and any other state or subdivision of a state asserting jurisdiction over SUPPLIER'S performance hereunder.

     C. "Performance" as used herein refers to SUPPLIER'S installation, dismantling, segregation, staging, loading, removal, processing, transportation, disposal, treatment, reclamation or other handling methods used in performing under this AGREEMENT.

     D. SUPPLIER further agrees to recertify compliance herewith at BELL ATLANTIC's request. SUPPLIER will indemnify and save BELL ATLANTIC and its CUSTOMER harmless from any material violation or breach of this Section 14.5 entitled ENVIRONMENTAL COMPLIANCE.

     E. SUPPLIER certifies that it shall obtain all licenses, permits, and authorizations necessary to perform this AGREEMENT from the appropriate State, Federal and Local governments and agencies prior to commencement (performance) of WORK hereunder.

     F. SUPPLIER shall use commercially reasonable efforts to exercise every reasonable safety precaution and best management practice, whether or not required by law, in dealing with the PRODUCT.

     G. SUPPLIER shall notify BELL ATLANTIC immediately if any permit, license, certificate or identification number required for working on the PRODUCT shall have been revoked, not been renewed, expired or been suspended.

     14.6.   HAZARDOUS CHEMICAL INFORMATION.

     SUPPLIER shall provide Material Safety Data Sheet(s) in the event that the PRODUCT, equipment, or PRODUCT (including electronic components) to be provided is or contains any substance designated:

     A. as a toxic/hazardous substance, as defined by the Occupational Safety and Health Administration, Environmental Protection Agency, and/or all state "Right to Know" laws; and/or
     B. as a carcinogen or potential carcinogen by the National Toxicology Program or the International Agency for Research on Cancer; and/or
     C. a hazardous PRODUCT as defined in the Hazardous Material Transportation Act; and/or
     D. a regulated PRODUCT under the Federal Insecticide, Fungicide and Rodenticide Act; and/or
     E. as a hazardous waste in the Resource Conservation and Recovery Act or the Superfund Amendment Reauthorization Act; and/or
     F.   as radioactive; and/or
     G.   under the Clean Air Act or Clean Water Act.

     A Material Safety Data Sheet must also be provided if the equipment or PRODUCT (including components) could be a hazard to human health and/or the environment in a fire/combustion or spill situation.

     14.7.   OCCUPATIONAL SAFETY AND HEALTH ACT (O.S.H.A.)

     SUPPLIER in performing work under this AGREEMENT will comply in all material respects with the applicable provisions of the Federal Occupational Safety and Health Act of 1970 and with any and all applicable rules and regulations issued pursuant to the Act.

     14.8.   EXPORT

     A. BELL ATLANTIC shall comply with all export laws, restrictions, national security controls and regulations of the United States and all other applicable foreign agencies and authorities, and shall not export or re-export or allow the export or re-export, of the PRODUCTS, LICENSED MATERIALS, DOCUMENTATION, SUPPLIER CONFIDENTIAL INFORMATION or other technical data or any copy, portion or direct product thereof (i) in violation of any such restrictions, laws or regulations, or (ii) without all required authorization to Cuba, Libya,

          North Korea, Iran, Iraq or Rwanda or to any Group D:1 or E:2 country (or any national of such country) specified in the then current Supplement No 1 to part 740 of the U.S. Export
          Administration Regulations (or any successor supplement or regulations). BELL ATLANTIC shall, at its own expense, obtain all necessary customs, import, or other governmental authorizations and approvals. This paragraph shall survive termination of this AGREEMENT.

     B. SUPPLIER covenants and agrees with BELL ATLANTIC that in performing under this AGREEMENT SUPPLIER will, at all times, comply in all material respects with all applicable provisions of the Export Administration Amendments Act of 1985 (P.L. 99-64); the Department of Defense Authorizations Act of 1984 (P.L. 98-94); the Arms Export Control Act (22 USC 1234 Sections 2751 et seq.); the Department of State International Traffic in Arms Regulations (22 CFR Sections 121 et seq.); the Department of Commerce Technical Data Regulations (15 CFR Pt. 179) and all Regulations promulgated under any of the foregoing Acts.

15.   WORKAROUND

     15.1.   SCHEDULING

     In the event SUPPLIER fails to furnish any SYSTEM, PRODUCT, SOFTWARE or SERVICES, or any combination thereof, that conform to approved SPECIFICATIONS by the agreed upon original delivery date, or an amended delivery or completion date, for reasons other than FORCE MAJEURE, or delays caused directly by BELL ATLANTIC's failure to meet their obligations to SUPPLIER, and BELL ATLANTIC determines that SUPPLIER's failure to meet its obligations will cause BELL ATLANTIC to incur additional costs to meet commitments to their customers, then BELL ATLANTIC may notify SUPPLIER in writing , in accordance with Section
     19.7 hereof, that a WORKAROUND condition exists. SUPPLIER and BELL ATLANTIC shall promptly participate in the joint preparation of a WORKAROUND plan to resolve the problem.

16.    DOCUMENTATION AND RECORD KEEPING

     16.1.   DOCUMENTATION

     SUPPLIER agrees to furnish DOCUMENTATION, as set forth or otherwise identified in Appendix B and the terms and conditions stated within this AGREEMENT, for the SYSTEM hereunder, and any succeeding changes thereto, at no additional charge. The cost of DOCUMENTATION shall be included at no additional cost to BELL ATLANTIC.

     For each ORDER placed under this AGREEMENT, SUPPLIER shall furnish to BELL ATLANTIC appropriate DOCUMENTATION including, but not limited to, items of installation, engineering, planning, acceptance testing, operation and maintenance of PRODUCT and SOFTWARE.

     SUPPLIER shall be responsible for updating the DOCUMENTATION for any subsequent updates and changes to DOCUMENTATION. SUPPLIER shall maintain a list of persons and organizations of BELL ATLANTIC, to whom the updates shall be provided. The updates and any subsequent changes shall contain a SUPPLIER identification reference number and date of issue to facilitate administration. Such subsequent changes and updates shall be provided within a reasonable time, at no charge to BELL ATLANTIC.

     SUPPLIER grants BELL ATLANTIC the right to make copies of any documents furnished under this AGREEMENT for the exclusive internal use of BELL ATLANTIC in accordance with the terms of this AGREEMENT. If any document that is to be copied bears a copyright or proprietary notice, BELL ATLANTIC and its AFFILIATE shall reproduce the copyright or proprietary notice on all copies.

     16.2.   PERIODIC REPORTS

     SUPPLIER agrees to render at no charge to BELL ATLANTIC on a quarterly basis, unless otherwise mutually agreed upon, and in formats acceptable to BELL ATLANTIC, the following reports (by way of example and not limitation):

          a.   Material Back Order Report
          b.   Activity Report for the prior fiscal quarter
          c.   M/WBE Reports as required by Appendix _.

     SUPPLIER agrees to render other reasonable periodic reports for service affecting conditions or other conditions that affect the operational and administrative procedures of BELL ATLANTIC, or as otherwise reasonably requested by BELL ATLANTIC.

     16.3.   RECORDS AND AUDIT

     BELL ATLANTIC and SUPPLIER shall mutually agree upon an independent auditor who, at BELL ATLANTIC's option but no more than once per calendar year, may audit SUPPLIER'S records of (i) SUPPLIER'S transactions with its other commercial customers for the same SERVICES SUPPILER is providing BELL ATLANTIC, provided such records are not subject to restrictions on disclosure by SUPPLIER and (ii) SUPPLIER'S billing records for the SERVICES furnished under this AGREEMENT, for verification of comparable pricing in accordance with Section 19.9 hereof entitled MOST FAVORED CUSTOMER. BELL ATLANTIC shall be responsible for all audit/verification expenses provided that SUPPLIER shall reimburse BELL ATLANTIC for any actual and reasonable out-of-pocket expenses if a material non-compliance with the provisions in Section 19.9 is determined by the auditor".

     The independent auditor shall not disclose the identity of any of SUPPLIER's other commercial customers any such audit may be conducted only during normal business hours during the term of this AGREEMENT and during the respective periods in which SUPPLIER is required to maintain such records. The accuracy of SUPPLIER'S billing shall be determined from the
     results of such audits.   Notwithstanding the foregoing, BELL ATLANTIC
     shall provide not less than thirty (30) days notice prior to a requested Audit, and both parties shall mutually determine the date of the Audit.

17.   PROFESSIONAL SERVICES

     17.1.   TRAINING SERVICES

     If requested by BELL ATLANTIC, SUPPLIER agrees to provide training in the courses referenced in Appendix D, entitled TRAINING, training in any courses subsequently developed by SUPPLIER, and any training equipment and instructional DOCUMENTATION required in support of PRODUCT, SOFTWARE, and/or SERVICES to be furnished by SUPPLIER under this AGREEMENT.

     The training, training equipment and instructional DOCUMENTATION to be furnished by SUPPLIER under this AGREEMENT shall be in the area of SYSTEMS planning, application engineering, practices, operation, installation, maintenance and repair, as well as marketing of SYSTEM features as required.

     Such training, training equipment and instructional DOCUMENTATION shall be configured to provide at BELL ATLANTIC's option, either/or both of the following:

     A. Instructors, training equipment and instructional DOCUMENTATION suitable to train BELL ATLANTIC's and/or its AFFILIATE's personnel at either SUPPLIER's or BELL ATLANTIC's and/or its AFFILIATE's location.

     B. Instructor training, training equipment and instructional DOCUMENTATION suitable to train BELL ATLANTIC's and/or its AFFILIATE's training staff, so that they, in turn, may conduct training programs related to the SYSTEM and qualify other BELL ATLANTIC personnel in the appropriate use, or application of the SYSTEM.

     The training, training equipment and instructional DOCUMENTATION furnished by SUPPLIER under this AGREEMENT, shall be developed and furnished in accordance with the requirements, formats and procedures set forth in Appendix D entitled TRAINING.

     17.2.   TRAINING CREDITS

          SUPPLIER agrees to provide BELL ATLANTIC with *tuition credits for each *dollars *in Orders under this Agreement which are redeemable as follows:

          * required per person for a *course at SUPPLIER's training facility in San Diego.

     or

          * credits required per person for a suitcase course offered in BELL ATLANTIC's region (at BELL ATLANTIC's training facility or a central office with the necessary equipment).

     or

          * credits required per person for the 'Train the Trainer' course.

     *.

     All tuition credits expire *after the end of the calendar year in which they were earned. Each party shall pay its own travel expenses to and from the tuition credit courses.

     17.3.   CONSULTING SERVICES

     BELL ATLANTIC shall have the option to contract for specialized consulting assistance from SUPPLIER on a project basis to be described in documents specifying the consulting SERVICES and deliverables to be provided by SUPPLIER ("Statement(s) of Work"). Statements of Work will be executed from time to time, and upon acceptance by




     * Confidential portion has been omitted and filed separately with the Secretary of the Commission.

     both parties will be incorporated into this AGREEMENT by reference thus describing the specifications for each engagement ("Engagement"). If there are any terms or conditions specified in a Statement of Work that conflict with this AGREEMENT, the terms and conditions of this AGREEMENT will prevail unless those terms are expressly noted as overriding the terms and conditions of the AGREEMENT and then only for that specific Statement of Work.

18.   SUPPORT

     18.1.   CONTINUING AVAILABILITY

     SUPPLIER agrees to offer for sale maintenance, support, replacement and repair parts for PRODUCT ordered pursuant to this AGREEMENT for *commencing from SUPPLIER's last shipment of such PRODUCT to BELL ATLANTIC. In addition to SUPPLIER's obligation to offer PRODUCT support for *from SUPPLIER's last shipment of PRODUCT, SUPPLIER agrees to offer for sale SOFTWARE support for maintenance, replacement or updates for *from SUPPLIER's last shipment of SOFTWARE listed in Appendix A hereof, as applicable.

     SUPPLIER shall also give BELL ATLANTIC one (1) year prior written notice of the discontinuance of the sale of maintenance, replacement and repair parts for PRODUCT. Charges for support SERVICES provided pursuant to this paragraph shall be mutually agreed upon at time of discontinuance notice. When SUPPLIER has given BELL ATLANTIC such discontinuance notice, or if for any other reason SUPPLIER is unable to provide such PRODUCT, or SOFTWARE, SUPPLIER shall, if requested by BELL ATLANTIC, endeavor to arrange for a third party to continue to furnish the discontinued maintenance, replacement and repair parts to BELL ATLANTIC. In the event SUPPLIER is not requested or, if requested, is unable to find a third party to furnish such parts to BELL ATLANTIC, SUPPLIER shall, upon request by BELL ATLANTIC, to the extent SUPPLIER has such rights, grant BELL ATLANTIC an exclusive nontransferable license upon mutually agreeable terms and license fees to use existing technical information and rights, including SOURCE CODE and DOCUMENTATION, for BELL ATLANTIC to manufacture, or have manufactured, the discontinued parts. In no event shall the provision of such rights and technical information to a third party or to BELL ATLANTIC be delayed beyond six (6) months after SUPPLIER's date of notice of discontinuance.

     SUPPLIER shall protect against the loss or damage of the existing technical information required for the manufacture of the discontinued parts with the same degree of care that SUPPLIER uses to protect its own valuable technical information. In addition, SUPPLIER shall advise BELL ATLANTIC in writing at least six (6) months in advance of its decision to discontinue maintenance of any technical information, so that BELL ATLANTIC may acquire such technical information in accordance with the provisions of this clause.

     The technical information includes, by example and not by way of limitation: (a) manufacturing drawings and specifications of raw materials and components comprising such parts; (b) manufacturing drawings and specifications covering special tooling and the operation thereof; and (c) a detailed list of all commercially available parts and components purchased by the SUPPLIER on the open market disclosing the part number, name, and location of the SUPPLIER and price lists for the purchase thereof, including SOURCE CODE and DOCUMENTATION.

     18.2. EXTRAORDINARY SUPPORT

     In addition to the provisions for repair or replacement of PRODUCT and/or SOFTWARE set forth in Articles 13, entitled WARRANTIES, and 12.9, entitled REPAIRS AND REPLACEMENTS, SUPPLIER agrees, in any event, if any natural or other disaster or emergency causes an out of service condition, SUPPLIER shall use extraordinary effort to locate or provide (i.e. procure or manufacture) and ship to BELL ATLANTIC replacement PRODUCT or SOFTWARE, and make available necessary manpower within twenty four (24) hours of verbal notification by BELL ATLANTIC.

     Such emergency support shall be available twenty four (24) hours a day, seven (7) days a week during the term of this AGREEMENT and for a period of
     * after the expiration of this AGREEMENT.

     Charges for replacement PRODUCT, SOFTWARE, AND SERVICES shall be at the then current prices contained in Appendix A hereof, entitled PRICES, SCHEDULES, DISCOUNTS, for the term of this AGREEMENT, and thereafter at SUPPLIER's then current published prices, plus a reasonable charge for the extraordinary support effort provided, for the term of this AGREEMENT.
     This clause shall not be construed to require SUPPLIER to maintain any inventories whatsoever nor maintain any position of readiness to perform in the future nor require breach of SUPPLIER's contractual obligations to third parties.

     18.3.   REGULATORY ASSISTANCE

     If requested by BELL ATLANTIC, SUPPLIER shall, to the best of its ability, provide reasonable assistance by supplying an expert witness, if required, with regard to regulatory matters in connection with SYSTEMS, PRODUCT, SOFTWARE and/or SERVICES provided hereunder, provided that BELL ATLANTIC shall pay SUPPLIER for such

   * Confidential portion has been omitted and filed separately with the Secretary of the Commission.

     assistance at a reasonable rate to be specified and shall reimburse SUPPLIER for all travel and per-diem living expenses reasonably incurred by the expert witness.

19.   GENERAL PROVISIONS

     19.1.   SEVERABILITY

     If any of the provisions of this AGREEMENT shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire AGREEMENT, but rather the entire AGREEMENT shall be construed as if not containing the particular invalid or unenforceable provision or provisions. If the invalid or unenforceable provision or provisions shall be considered an essential element of this AGREEMENT, the parties shall promptly attempt to negotiate a substitute therefor.

     19.2.   CHOICE OF LAW

     The construction, interpretation and performance of this AGREEMENT shall be governed by and construed in accordance with the domestic laws of the State of New York.

     19.3.   MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES

     SUPPLIER agrees to provide equal opportunity to Minority and Women-Owned Business Enterprises (M/WBE) in accordance to requirements set forth in Appendix K within three months of the execution of this AGREEMENT and on a quarterly basis thereafter.

     SUPPLIER's compliance with this clause shall be subject, at BELL ATLANTIC's option to independent verification in accordance with the clause hereof entitled "Records and Audit."

     19.4.   TAXES

     BELL ATLANTIC shall be liable for and shall reimburse SUPPLIER only for the following tax payments, including related charges, except for any related charges that may be imposed as a result of SUPPLIER's failure to timely file an accurate tax return required to be filed by it, with respect to transactions under this AGREEMENT: Federal manufacturers and retailers excise and New York state and local sales or use taxes, including any privilege or excise taxes in the nature of sales or use taxes, as applicable. Such taxes shall be billed to BELL ATLANTIC as separate items on SUPPLIER's invoices, unless a valid exemption certificate is furnished by BELL ATLANTIC to SUPPLIER. BELL ATLANTIC shall have the right to have SUPPLIER cooperate with BELL ATLANTIC in contesting with the imposing jurisdiction, at BELL ATLANTIC's expense, any such taxes that BELL ATLANTIC deems are improperly levied.

     19.5.   SURVIVAL

     All rights and obligations hereunder granted or incurred prior to and which by their nature would continue beyond the cancellation, termination, or expiration of this AGREEMENT or any ORDER placed hereunder by BELL ATLANTIC shall survive such cancellation, termination, or expiration, including without limitation Sections 7.3, 7.4, 7.5, 7.9,
     9.4 and 19.

     19.6.   NON-WAIVER

     No course of dealing or failure of either party to strictly enforce any term, right or condition of this AGREEMENT shall be construed as a waiver of such term, right or condition.

     19.7. NOTICES

     Any Notice or demand which under the terms of this AGREEMENT or under any statute must or may be given or made by SUPPLIER or BELL ATLANTIC, shall be in writing and shall be given or made by facsimile or similar communication shall be made by SUPPLIER or BELL ATLANTIC in writing which may take the form of facsimile, electronic transfer, overnight courier or certified or registered mail, with return receipt requested, addressed to the respective parties as follows:. A Notice shall be deemed delivered upon record of transmission receipt or return receipt, as applicable, or one (1) day after shipment via overnight courier or three (3) days after mailing by certified or registered mail.

     Notices to BELL ATLANTIC shall be addressed to the following (unless this AGREEMENT provides otherwise):

          BELL ATLANTIC
          240 East 38th Street, 14th Floor
          New York, New York  10016
          Attn: Mr Thomas Trempy
          Telecopier No.: 212-476-5181
          with a copy to:

          BELL ATLANTIC
          1095 Avenue of the Americas, 38th Floor
          New York, New York  10016
          Attn.:  Legal Department
          Telecopier No.: 212-840-1110

     Notices to SUPPLIER shall be addressed to:

          Applied Digital Access, Inc.
          9855 Scranton Rd.
          San Diego, CA  92121
          Attn:  T3AS Product Manager
          Telecopier No.: 619-623-2208

          with a copy to:

          Applied Digital Access, Inc.
          9855 Scranton Rd.
          San Diego, CA  92121
          Attn:  Corporate Counsel
          Telecopier No.: 619-623-2208

     Such notice or demand shall be deemed to have been given or made when sent in the case of facsimile or other similar communication, subject to written confirmation of actual receipt, or when deposited postage prepaid in the U.S. Mail. Notices to SUPPLIER shall be addressed to:

     19.8.   FORCE MAJEURE

     Neither party shall be held responsible for any delay or failure in performance of this AGREEMENT caused by fires, strikes, labor disputes, embargoes, requirements imposed by government regulations, civil or military authorities, acts of God or by the public enemy, inability to secure raw materials or transportation facilities, acts or omissions of carriers or other causes similarly beyond the control of SUPPLIER or BELL ATLANTIC and which could not have been avoided through the application of reasonable foresight or diligent effort. If such contingency occurs, the party delayed or unable to perform shall provide notice to the other party and if the delaying causes continue for a period of sixty (60) days, the party injured by the other's inability to perform may elect to:

     (a) terminate such order or part thereof as to PRODUCT and/or SOFTWARE not already shipped or SERVICES not already performed;

     (b) suspend such order for the duration of the delaying causes, buy or sell elsewhere PRODUCT and/or SOFTWARE to be bought or sold hereunder and deduct from any order commitment the quantity bought or sold or for which such commitments have been made elsewhere; or

     (c) resume performance under such order once the delaying cause ceases with an option in the injured party to extend the delivery or performance date up to the length of time the contingency endures.

     Unless written notice is given no later than fifteen (15) days from when the injured party is notified, (b) shall be deemed selected.

     19.9  MOST FAVORED CUSTOMER

     SUPPLIER represents that all of the prices, rates, charges or fees, granted to BELL ATLANTIC by SUPPLIER hereunder will be as or more favorable than the equivalent prices, warranties, benefits, terms and conditions granted to SUPPLIER's other commercial customers under like or similar circumstances.

     If at any time during the term of this AGREEMENT, SUPPLIER shall offer more favorable prices, rates, charges or fees, for substantially the same or similar PRODUCT, SERVICES, DOCUMENTATION, or LICENSED MATERIALS as those provided to other commercial customers under like or similar circumstances, then:

     A. SUPPLIER shall, within thirty (30) calendar days after the effective date of such offering, notify BELL ATLANTIC(s) of such fact in accordance with Section 19.7 hereof, entitled Notices, and offer BELL ATLANTIC(s) the more favorable offering; and

     B. this AGREEMENT and all applicable ORDERs shall be deemed to be automatically amended, effective the date this contract is executed, and SUPPLIER shall provide the same prices, rates, charges or fees, to BELL ATLANTIC; and

     C. BELL ATLANTIC shall have the right to decline to accept the offering, in which event such automatic amendment shall be deemed to be void;

     Provided, however, that (i) any consideration provided to SUPPLIER hereunder shall be non-refundable and non-creditable and (ii) BELL ATLANTIC adopts all of the additional restriction, obligations and limitations imposed in connection with such more favorable offering.

     SUPPLIER's compliance with this clause shall be subject, at BELL ATLANTIC's option, to independent verification in accordance with Section 16.3 hereof entitled "RECORDS AND AUDIT."

     19.10.   RELEASES VOID

     Neither party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to their respective premises and no such releases or waivers shall be pleaded by SUPPLIER or BELL ATLANTIC in any action or proceeding.

     19.11.   ALTERNATE DISPUTE RESOLUTION

          19.11.A.   REFERRAL

          Should any disagreement, dispute, disputed claim of breach, nonperformance, or repudiation arising from, related to or connected with this AGREEMENT or any of the terms or conditions hereof, or any transactions hereunder ("Dispute"), arise between BELL ATLANTIC and SUPPLIER either during this AGREEMENT or after termination or expiration of this AGREEMENT, either party may give to the other notice of the Dispute, specifically referencing this provision and request resolution of the Dispute. At the expiration of ten (10) business days, unless it shall have been settled, either party may refer such Dispute to the BELL ATLANTIC's Director, Corporate Sourcing - PICS, Power and Test Equipment and the SUPPLIER's T3AS Product Manager for resolution.. If within an additional ten (10) business days such Dispute shall not have been settled, then either party may refer it to BELL ATLANTIC's Vice-President/Corporate Sourcing and SUPPLIER's Vice President, Customer Support for resolution.. The parties agree to exchange relevant information and cooperate in good faith to resolve the Dispute under this provision. If within an additional ten (10) business days, such dispute shall not have been settled, the parties agree to resort to the dispute mediation remedies set forth below. Notwithstanding anything to the contrary, either party shall be entitled to petition a court of competent jurisdiction for the specific, limited purpose of requesting injunctive relief.

          19.11.B.   MEDIATION

          A formal mediation procedure may be commenced by either party under the then current Public Resources ("CPR") Model Procedure for Mediation of Business Disputes by notice to CPR to select an experienced neutral mediator and a proposed time and date for mediation. All mediators shall be selected from the CPR Panel of Neutrals unless the parties mutually agree to a different neutral mediator. All mediator fees shall be equally shared by the parties. Each party will pay its own costs and other expenses associated with the mediation, except that the reasonable travel expenses, as outlined in the BELL ATLANTIC Travel Guidelines, incurred by the party, which is more distant from the site of the mediation, shall be shared equally by SUPPLIER and BELL ATLANTIC. The parties shall participate in good faith in the mediation and if the parties reach a resolution of the Dispute, it shall be reduced to writing and shall be enforceable in accordance with its terms.

     If the procedures set forth above do not result in a resolution of the dispute satisfactory to both parties within thirty-one (31) calendar days of the first notice to CPR to select a mediator, either party may give notice in writing to the other party that the mediation procedure is terminated. Upon the issuance of such notice, either party shall have the right to pursue such remedies as may be available at law or in equity or under this AGREEMENT.

     ALL DISCUSSIONS AND DOCUMENTS PREPARED PURSUANT TO ANY ATTEMPT TO RESOLVE A DISPUTE UNDER THIS PROVISION ARE CONFIDENTIAL AND FOR SETTLEMENT PURPOSES ONLY AND SHALL NOT BE ADMITTED IN ANY COURT OR OTHER FORUM AS AN ADMISSION OR OTHERWISE AGAINST A PARTY FOR ANY PURPOSE INCLUDING THE APPLICABILITY OF FEDERAL AND STATE COURT RULES.

     19.12.   INDEPENDENT OBLIGATION OF SUPPLIER TO CONTINUE PERFORMANCE

     SUPPLIER assumes an independent obligation to continue performance of its obligations hereunder in all respects regardless of any dispute which may arise between BELL ATLANTIC and SUPPLIER in connection with any claims by SUPPLIER that BELL ATLANTIC has materially breached its obligations hereunder. Such independent obligation shall continue for thirty-one (31) days from the date upon which BELL ATLANTIC receives written notice of such alleged breach from SUPPLIER. SUPPLIER undertakes this independent obligation without prejudice to any rights or remedies it may otherwise have in connection with any dispute between SUPPLIER and BELL ATLANTIC.

     19.13. LIABILITY

     All work or SERVICES furnished by SUPPLIER or by persons furnished by SUPPLIER, including its subcontractors (if any) pursuant to this CONTRACT shall be as an Independent Contractor and not as the agent of BELL ATLANTIC. All persons furnished by SUPPLIER and its subcontractors (if any) shall be considered solely SUPPLIER's and its subcontractors' (if any) employees or agents, and SUPPLIER and its subcontractors (if any) shall be responsible for compliance with all applicable laws, rules, and regulations including, but not limited to employment of labor, hours of labor, working conditions, worker's compensation, payment of wages, and payment of taxes, such as unemployment, social security and other payroll taxes, including applicable contributions from such persons when required by law. SUPPLIER and its subcontractors (if any) shall indemnify, hold harmless, and defend BELL ATLANTIC from and against any claim or lawsuits arising out of SUPPLIER's and its subcontractors' (if any) failure to comply with any such laws, rules or regulations.

     SUPPLIER shall indemnify, hold harmless and defend BELL ATLANTIC from and against any loss, cost, liabilities, claims or demands (including the costs, expenses and attorney's fees) that may be made: (a) by anyone for injuries including death to persons or damage to property including theft, resulting from its acts or omissions or those of persons furnished by SUPPLIER; (b) by persons furnished by SUPPLIER and its subcontractors (if any) under Worker's Compensation or similar acts; (c) by any third party in connection with work, PRODUCT, SOFTWARE, DOCUMENTATION, or SERVICES provided by SUPPLIER or contemplated by this AGREEMENT; and (d) under any federal securities laws or under any other statute, at common law or otherwise arising out of or in connection with the performance by SUPPLIER contemplated by this AGREEMENT or any information obtained in connection with such performance; except, in each case, to the extent such losses are caused by the negligence, recklessness or willful misconduct of BELL ATLANTIC or any of its AFFILIATES. SUPPLIER shall not implead or bring any action against BELL ATLANTIC and its BELL ATLANTIC Affiliates, their respective directors, officers, employees, agents in connection with any action by any of SUPPLIER's employees for any personal injury (including death) or property damage that occurs in the course or scope of employment of such person except to the extent such personal injury or property damage is directly caused by the negligence, recklessness or willful misconduct of BELL ATLANTIC, any of its AFFILIATES or their employees or agents. BELL ATLANTIC will notify SUPPLIER of any written claims or demands against it for which SUPPLIER is responsible hereunder.

     Liability. Notwithstanding anything else in this contract or otherwise, neither party shall be liable with respect to any subject matter of this contract under any contract, negligence, strict liability, or other legal or equitable theory for any amounts in excess of that amount which is the greater of (i) the aggregate of the amounts paid by BELL ATLANTIC to SUPPLIER under this contract during the *period prior to the date the cause of action arose, or (ii) *.

     NOTWITHSTANDING ANYTHING ELSE IN THIS CONTRACT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY AMOUNTS REPRESENTING THEIR LOSS OF PROFITS, LOSS OF BUSINESS, OR THEIR INDIRECT, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, ARISING FROM THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF AGREEMENT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUTES OR ANY OTHER LEGAL THEORY REGARDLESS OF LEGAL THEORY OR FORESEEABILITY.

     19.14.   INSURANCE

     SUPPLIER and its subcontractors (if any) agree to purchase and maintain during the term hereof all insurance and/or bonds required by law or this AGREEMENT including without limitation: (a) Workers' Compensation and related insurance as prescribed by the law of the State in which the work is performed; (b) Employers Liability insurance with limits of not less than *per occurrence and in the aggregate; (c) Commercial General Liability insurance, including PRODUCTS Liability and Completed Operation endorsements for a combined single limit of not less than * per occurrence and in the aggregate; and (d) if the use of a motor vehicle is required, Automobile liability coverage for a combined single limit of *. SUPPLIER shall furnish certificates of insurance evidencing placement of such insurance. BELL ATLANTIC and BELL ATLANTIC Corporation shall be named as Additional Insureds in the policies referred to in (c) above.

     Certificates furnished by SUPPLIER shall provide that BELL ATLANTIC is to be notified in writing, in accordance with Section 19.7 hereof, at least twenty (20) days prior to cancellation of, or any PRODUCT change in the policy. SUPPLIER and its subcontractors (if any) shall assume responsibility for such notification being given to:

          Manager, Customer Support
          BELL ATLANTIC
          240 East 38th Street, 15th Floor
          New York, New York 10016




     * Confidential portion has been omitted and filed separately with the Secretary of the Commission.

     19.15.   IMPLEADER AND LIMITED LIABILITY OF BELL ATLANTIC

     SUPPLIER shall not implead or bring any action against BELL ATLANTIC or its employees based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by BELL ATLANTIC for which a claim may be filed under the Worker's Compensation Act and that arises out of the business contemplated under this AGREEMENT except if such personal injury or death is caused by the negligence, recklessness or willful misconduct of BELL ATLANTIC.

     19.16.   WORK PERFORMED ON BELL ATLANTIC PREMISES

          19.16.A.   CLEAN UP

          Upon completion of any work performed under this AGREEMENT or pursuant to ORDERs placed hereunder, SUPPLIER shall promptly remove all implements, surplus PRODUCTs and debris.

          19.16.B.   HARMONY

          SUPPLIER shall be entirely responsible for all persons furnished by it working in harmony with all others working on BELL ATLANTIC premises or those of BELL ATLANTIC's AFFILIATE.

          19.16.C.   PLANT AND WORK RULES

          SUPPLIER's employees, agents and contractors shall, while on BELL ATLANTIC's premises, comply with all plant rules and regulations which have been provided to SUPPLIER, including, where required by government regulations, submission of satisfactory clearance from the U.S. Department of Defense and other Federal authorities concerned.

          19.16.D.   RIGHT OF ACCESS

          Each party shall permit access to the other's respective facilities as reasonably required in connection with work hereunder. No charge shall be made for such access. It is agreed that reasonable advance notice will be given when access is required.

          19.16.E.   TOOLS AND EQUIPMENT

          Unless otherwise specifically provided in this AGREEMENT, SUPPLIER shall provide labor, tools and equipment necessary for performance pursuant to an ORDER under this AGREEMENT.

          19.16.F.   WORK HEREUNDER

          It is understood that visits by SUPPLIER's representatives or SUPPLIER's contractor's representatives to perform SUPPLIER's obligations under this AGREEMENT shall for all purposes be deemed "work hereunder" and shall be at no charge to BELL ATLANTIC unless otherwise specifically provided in this AGREEMENT or in another writing signed or duly acknowledged by authorized representatives of both parties.

     19.17.   RIGHTS

     The failure of either party to enforce it rights under this AGREEMENT at any time for any period shall not be construed as a waiver of such rights. The rights and remedies of each party shall not be exclusive and are in addition to any other rights and remedies provided by law or under this AGREEMENT.

     19.18.   HEADINGS AND CAPTIONS

     Headings and captions are for convenience only and are not to be used in the interpretation of this AGREEMENT.


20.  NPRM

     Telesector Resources Group, Inc., d/b/a Bell Atlantic Network Services, on behalf of itself and for the benefit of its AFFILIATES (hereinafter, "BELL ATLANTIC" ), has issued to Applied Digital Access ("SUPPLIER") a Request for Proposal ("RFP") No. 97-7130GG dated July 31, 1997 and a Request for Revised Proposal ("RRP") No. 97-7130GG - Revised dated November 5, 1997 (hereinafter collectively, "RFP") setting forth certain requirements and other information incident to the purchase and deployment of T-1 Network Interface Units with Performance Monitoring
     Capability.   SUPPLIER has reviewed and analyzed the Bell Atlantic RFP
     and has developed and submitted to Bell Atlantic its Response dated September 3, 1997 (the "SUPPLIER's RFP Response") and its Response to the Request for Revised Proposal dated November 13, 1997 (the "SUPPLIER's RRP Response").

     The SUPPLIER's responses set forth in Sections 1 (Executive Summary), 2 (Scope of Work/Generic Requirements), 3 (Interoperability with Nynex Embedded Equipment), 6 (Manufacturing Capacity), 7 (Warranty), 10 (Quality Assurance General Requirements), 11 (Product Documentation Requirements), 12 (OSMINE Process), 13 (Training), 14 (NYNEX NCTE Repair Program), 15 (Product Practices) and in the Supplier's Response are incorporated herein by reference and SUPPLIER agrees to conform thereto.

     Supplier commits to incorporate NPRM capability, as described and defined in ANSI T1.403 - 1997, in accordance with the CTS/T3AS Support Matrix attached as Appendix M.


21.  ENTIRE AGREEMENT

     This instrument, the Appendices and Schedules attached and the ORDER(s) attached hereto, or hereafter issued under this AGREEMENT, constitute and embody the entire AGREEMENT by and between the parties hereto and supersede all prior oral or written agreements or understandings, if any, between them with respect to the subject matter of this AGREEMENT. In the event of a direct conflict between a specific term or condition of this AGREEMENT and a specific term or condition in an ORDER, issued and accepted by the parties, the specific term or condition in the ORDER shall take precedence and control, but only for purposes of that individual ORDER. All ORDERs placed by BELL ATLANTIC shall be deemed to incorporate and be subject to the terms and conditions of this AGREEMENT as well as any supplemental terms and conditions agreed to by the parties in writing. No provisions or data on an ORDER or in subordinated documents (such as shipping releases) or on any document unilaterally originated by either party shall be incorporated in this AGREEMENT unless the provisions or data merely supply information contemplated by this AGREEMENT.

     The terms and conditions contained in this AGREEMENT supersede all prior oral or written understandings between the parties with respect to the subject matter of this AGREEMENT. This AGREEMENT shall not be modified or amended except by a writing signed by authorized representatives of both parties. This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties have set their hand and seal intending to be legally bound on the date indicated below.


Applied Digital Access, Inc.           TELESECTOR RESOURCES GROUP, INC
                                       (A BELL ATLANTIC Company)

By                                     By
   ---------------------------------      ----------------------------------

Typed Name                             Typed Name
           -------------------------              --------------------------

Title                                  Title
      ------------------------------         -------------------------------

                                       Date
                                            --------------------------------

                                                         Appendix A - Section 1
                                                                    Page 1 of 2

                                    APPENDIX A

                               PRICES AND DISCOUNTS

This Appendix A is attached to and made part of that certain Agreement No. X13938D effective March 1,1998 by and between Bell Atlantic ('Customer') and Applied Digital Access, Inc. ('ADA').

1.   NEW EQUIPMENT PRICES

     Discounts will be taken from the unit List Prices stated in the attached schedule.

                     T3AS/CTS EQUIPMENT PRICE DISCOUNT SCHEDULE

                              * DISCOUNT SCHEDULE
                   *Purchase Volume          Discount Percentage
                   ----------------------------------------------
                    ($ in Millions)
                            *                         *
                            *                         *
                            *                         *
                            *                         *
                                         *
                   * Purchase Volume *       Discount Percentage *
                   ----------------------------------------------
                     ($ in Millions)
                            *                         *

     The Discount Schedule is based on the following terms:

          A)   The Discount Schedule is based on *.

          B) The discount percentage shall apply to ADA manufacured equipment in the T3AS and CTS product lines only. The * and * products are discounted separately. New products may be included in this Appendix A after product standardization and Customer and ADA mutual agreement to incorporate them under the Agreement.
          C)   The Discount Schedule, once volume is obtained, * the Agreement.
          D) Software and third party manufactured equipment that is resold by ADA (i.e., kits, racks, communications bay equipment and hardware options) are not subject to discounts.

2.   OUT-OF-WARRANTY REPAIR PRICES

     See attached schedule for detailed unit prices.


3.   SUPPLIER TECHNICAL SUPPORT RATES AND CHARGES

     Up to 15 days advance notice may be required for scheduling of non-emergency service calls.
     Telephone Technical Support
          * per hour, weekdays
          * per hour, weekends and statutory holidays
     On-Site Technical Support
          * per hour, weekdays
          * per hour, weekends and statutory holidays
          Plus direct travel and living expenses.




      * Confidential portion has been omitted and filed separately with the Secretary of the Commission.

                                                         Appendix A - Section 1
                                                                    Page 2 of 2

4.   ENGINEERING, INSTALLATION AND INSTALLATION SUPPORT SERVICES

     A)   SOFTWARE UPGRADE INSTALLATION (AS DEFINED IN APPENDIX J)
          1)   Installation Assistance
               -- *per session or system if ADA Field Service personnel available in Customer Region.
               -- * per session or system plus travel and living expenses if ADA Field Service personnel not available in Customer Region.
          2)   ADA Installation
               --  * per site with 1 system.
               --  * per site with 2 systems.
               --  * per site with 3 or more systems.
               ADA installation pricing is subject to addition of travel and living expenses for the ADA installer. Site is defined as location CLLI code.

     B)   ALL OTHER ENGINEERING, INSTALLATION AND INSTALLATION SUPPORT SERVICES

          1) Engineering and Installation Services (as defined in Appendix E) -- Specific projects will be quoted upon request.
          2)   Installation Support Services (as defined in Appendix E)
               --  *.

     All prices for Engineering, Installation and Installation Support Services can be quoted separately for large projects to provide Customer a volume price which may be better than individual site/system prices.




     * Confidential portion has been omitted and filed separately with the Secretary of the Commission.

CONFIDENTIAL

                                                          APPENDIX A - SECTION 2
                                                                          PAGE 1
                                    APPENDIX A
                              NEW EQUIPMENT PRICE LIST

                                             LIST    DISCOUNT LEVELS:  MATERIAL
PART NUMBER        DESCRIPTION      CLEI     PRICE    *   *   *   *    WARRANTY
-----------        -----------      ----     -----                     --------
SUBSYSTEMS

 02-0108-00             *             *        *      *   *   *   *        *
 02-0109-00             *             *        *      *   *   *   *        *
 02-0271-00             *             *        *      *   *   *   *        *
 02-0107-00             *             *        *      *   *   *   *        *
 02-0171-00             *             *        *      *   *   *   *        *

ADMINISTRATION SHELF

 02-0102-00             *             *        *      *   *   *   *        *
 02-0110-00             *             *        *      *   *   *   *        *
 02-0111-00             *             *        *      *   *   *   *        *
 02-0113-01             *             *        *      *   *   *   *        *
 02-0116-00             *             *        *      *   *   *   *        *

COMMON PLUG-IN EQUIPMENT

 02-0101-00             *             *        *      *   *   *   *        *
 02-0104-01             *             *        *      *   *   *   *        *
 02-0104-02             *             *        *      *   *   *   *        *
 02-0180-01             *             *        *      *   *   *   *        *
 02-0165-00             *             *        *      *   *   *   *        *
 02-0166-00             *             *        *      *   *   *   *        *
 02-0117-00             *             *        *      *   *   *   *        *
 02-0117-01             *             *        *      *   *   *   *        *

IN-LINE CIRCUIT EQUIPMENT

High-Speed Equipment
 02-0103-00             *             *        *      *   *   *   *        *
 02-0103-01             *             *        *      *   *   *   *        *
 02-0228-01             *             *        *      *   *   *   *        *

Low-Speed Equipment
 02-0172-00             *             *        *      *   *   *   *        *
 02-0173-00             *             *        *      *   *   *   *        *
 02-0175-00             *             *        *      *   *   *   *        *

CIRCUIT TESTING AND DCS INTERFACE EQUIPMENT

 02-0100-00             *             *        *      *   *   *   *        *
 02-0104-01             *             *        *      *   *   *   *        *
 02-0104-02             *             *        *      *   *   *   *        *
 02-0140-01             *             *        *      *   *   *   *        *
 02-0105-00             *             *        *      *   *   *   *        *
 02-0128-00             *             *        *      *   *   *   *        *

T3AS SOFTWARE

System Software
 02-0227-0422           *             *        *      *   *   *   *        *
 02-0227-0430           *             *        *      *   *   *   *        *
 02-0227-0440           *             *        *      *   *   *   *        *




* Confidential portion has been omitted and filed separately with the Secretary of the Commission.

CONFIDENTIAL

                                                          APPENDIX A - SECTION 2
                                                                          PAGE 2
                                    APPENDIX A
                              NEW EQUIPMENT PRICE LIST

                                             LIST    DISCOUNT LEVELS:  MATERIAL
PART NUMBER        DESCRIPTION      CLEI     PRICE    *   *   *   *    WARRANTY
-----------        -----------      ----     -----                     --------
Features Software

 02-0162-00               *             *        *      *   *   *   *        *
 02-0278-00               *             *        *      *   *   *   *        *
 02-0182-00               *             *        *      *   *   *   *        *
 02-0232-00               *             *        *      *   *   *   *        *
 02-0249-00               *             *        *      *   *   *   *        *
 02-0247-00               *             *        *      *   *   *   *        *
 02-0248-00               *             *        *      *   *   *   *        *
 02-0250-00               *             *        *      *   *   *   *        *
 02-0230-00               *             *        *      *   *   *   *        *
 02-0244-H0               *             *        *      *   *   *   *        *
 02-0244-00               *             *        *      *   *   *   *        *
 02-0245-00               *             *        *      *   *   *   *        *
 02-0245-H0               *             *        *      *   *   *   *        *
 02-0246-00               *             *        *      *   *   *   *        *

RACKS AND KITS

 02-0193-02               *             *        *      *   *   *   *        *
 02-0193-03               *             *        *      *   *   *   *        *
 02-0193-04               *             *        *      *   *   *   *        *
 02-0197-01               *             *        *      *   *   *   *        *
 02-0197-02               *             *        *      *   *   *   *        *
 02-0197-03               *             *        *      *   *   *   *        *
 02-0268-01               *             *        *      *   *   *   *        *
 02-0268-02               *             *        *      *   *   *   *        *
 02-0268-03               *             *        *      *   *   *   *        *
 02-0131-00               *             *        *      *   *   *   *        *
 02-0132-00               *             *        *      *   *   *   *        *
 02-0177-00               *             *        *      *   *   *   *        *
 02-0168-4440             *             *        *      *   *   *   *        *
 02-0187-00               *             *        *      *   *   *   *        *
 02-0155-00               *             *        *      *   *   *   *        *
 02-0164-00               *             *        *      *   *   *   *        *

COMMUNICATIONS BAY

 02-0137-00               *             *        *      *   *   *   *        *
 14-0139-00               *             *        *      *   *   *   *        *
 14-0110-00               *             *        *      *   *   *   *        *
 13-0151-00               *             *        *      *   *   *   *        *
 14-0140-00               *             *        *      *   *   *   *        *
 14-0142-00               *             *        *      *   *   *   *        *
 02-0147-00               *             *        *      *   *   *   *        *
 14-0116-00               *             *        *      *   *   *   *        *
 02-0133-0020             *             *        *      *   *   *   *        *
 02-0133-0035             *             *        *      *   *   *   *        *
 02-0225-00               *             *        *      *   *   *   *        *
 05-0125-0035             *             *        *      *   *   *   *        *




* Confidential portion has been omitted and filed separately with the Secretary of the Commission.

CONFIDENTIAL

                                                          APPENDIX A - SECTION 2
                                                                          PAGE 3
                                    APPENDIX A
                              NEW EQUIPMENT PRICE LIST

                                             LIST    DISCOUNT LEVELS:  MATERIAL
PART NUMBER        DESCRIPTION      CLEI     PRICE    *   *   *   *    WARRANTY
-----------        -----------      ----     -----                     --------
OPTIONS

 02-0215-0430             *             *        *      *   *   *   *        *
 02-0216-0430             *             *        *      *   *   *   *        *
 14-0128-0000             *             *        *      *   *   *   *        *
 14-0113-0000             *             *        *      *   *   *   *        *
 14-0129-0000             *             *        *      *   *   *   *        *
 14-0144-0000             *             *        *      *   *   *   *        *
 14-0130-0000             *             *        *      *   *   *   *        *
 13-0131-0000             *             *        *      *   *   *   *        *
 14-0131-0000             *             *        *      *   *   *   *        *
 14-0151-0000             *             *        *      *   *   *   *        *
 14-0106-0000             *             *        *      *   *   *   *        *
 02-0118-0000             *             *        *      *   *   *   *        *
 02-0119-0000             *             *        *      *   *   *   *        *
 65-0887-0000             *             *        *      *   *   *   *        *
 13-0114-0000             *             *        *      *   *   *   *        *

REMOTE MODULE

 Model 2021               *             *        *      *   *   *   *        *
 Model 2021               *             *        *      *   *   *   *        *
 02-0209-00               *             *        *      *   *   *   *        *
 02-0209-00               *             *        *      *   *   *   *        *
 02-0208-00               *             *        *      *   *   *   *        *
 02-0239-00               *             *        *      *   *   *   *        *
 02-0240-00               *             *        *      *   *   *   *        *




* Confidential portion has been omitted and filed separately with the Secretary of the Commission.

CONFIDENTIAL

                                                          APPENDIX A - SECTION A
                                                                          PAGE 1
                       OUT OF WARRANTY REPAIR PRICE LIST

                                                               REPAIR PRICE IF *
                                                       REPAIR     DISCOUNT IS
PRODUCT NUMBER        CLEI CODE        DESCRIPTION     PRICE       ACHIEVED
--------------      -------------     -------------   --------  ----------------

02-0100-00                *                 *            *             *
02-0101-00                *                 *            *             *
02-0102-00                *                 *            *             *
02-0103-00                *                 *            *             *
02-0103-00                *                 *            *             *
02-0104-00                *                 *            *             *
02-0104-00                *                 *            *             *
02-0105-00                *                 *            *             *
02-0107-00                *                 *            *             *
02-0108-00                *                 *            *             *
02-0109-00                *                 *            *             *
02-0110-00                *                 *            *             *
02-0111-00                *                 *            *             *
02-0113-00                *                 *            *             *
02-0113-00                *                 *            *             *
02-0116-00                *                 *            *             *
02-0117-00                *                 *            *             *
02-0117-00                *                 *            *             *
02-0128-00                *                 *            *             *
02-0137-00                *                 *            *    **       *
02-0140-00                *                 *            *             *
02-0140-00                *                 *            *             *
02-0165-00                *                 *            *             *
02-0166-00                *                 *            *             *
02-0171-00                *                 *            *             *
02-0172-00                *                 *            *             *
02-0173-00                *                 *            *             *
02-0174-00                *                 *            *             *
02-0175-00                *                 *            *             *
02-0180-00                *                 *            *             *
02-0180-00                *                 *            *             *
02-0228-00                *                 *            *             *
02-0271-00                *                 *            *             *


** The * (P/N 02-0137-00) is not a repairable item. The price indicated here is for the purchase of a new unit.




* Confidential portion has been omitted and filed separately with the Secretary of the Commission.